1 Earnings Release and Supplemental Report second quarter 2017 Freedom Plaza Sun City Center Sun City Center, FL

2 Earnings Release 3 Overview 8 Consolidated Financial Statements 9 Portfolio Summary 13 Same Property Portfolio 15 Capitalization and Debt 16 Investment Summary - Acquisitions, Fundings & Dispositions 19 Developments and Redevelopments 20 Capital Expenditures 22 Portfolio Diversification 24 Expirations and Maturities 25 Triple-net Master Lease Profile 26 Portfolio Senior Housing Triple-net 27 Senior Housing Operating Portfolio 31 Life Science 38 Medical Office 41 Other 44 Unconsolidated Joint Ventures 47 Guidance 48 Glossary and Debt Ratios 49 Company Information 55 Forward-Looking Statements & Risk Factors 56 Discussion and Reconciliation of Non-GAAP Financial Measures TABLE OF Contents

HCP Announces Results for the Quarter Ended June 30, 2017

SECOND QUARTER 2017 AND RECENT HIGHLIGHTS

- EPS, FFO and FFO as adjusted per share, were $0.04, $0.35 and $0.48, respectively
- Achieved year-over-year three- and six-month SPP Cash NOI growth of 2.1% and 3.1%, respectively
- Completed or under contract on $75 million of acquisitions and generated $399 million of proceeds from dispositions and loan repayments through August 1st
- Announced $116 million of new development and redevelopment projects
- Repurchased $500 million of our 5.375% senior notes due 2021 and remain on-track to meeting our previously disclosed leverage targets
- Entered into a definitive agreement to sell our Tandem debt investment for $197 million
- Enhanced corporate governance by opting out of the Maryland Unsolicited Takeovers Act (MUTA) and adopting majority standard voting
- Announced Scott Brinker will join as EVP Chief Investment Officer, effective January 2018
- Reaffirmed full-year 2017 FFO as adjusted and SPP Cash NOI guidance ranges

IRVINE, CA, August 1, 2017 /PRNewswire/ -- HCP (NYSE:HCP) announced results for the quarter ended June 30, 2017.

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016		
(in thousands, except per share amounts)	Amount	Diluted Per Share	Amount	Diluted Per Share	Per Share Change
Net income	**$ 19,283**	**$ 0.04**	**$ 301,375**	**$ 0.64**	**$ (0.60)**
FFO	$ 164,650	$ 0.35	$ 333,218	$ 0.71	$ (0.36)
Other impairment[(1)]	56,682	0.12	—	—	0.12
Transaction-related items	840	—	14,658	0.03	(0.03)
Other[(2)]	2,598	0.01	—	—	0.01
FFO as adjusted	**$ 224,770**	**$ 0.48**	**$ 347,876**	**$ 0.74**	**$ (0.26)**
FFO as adjusted from QCP	—	—	(101,637)	(0.21)	0.21
Comparable FFO as adjusted[(3)]	**$ 224,770**	**$ 0.48**	**$ 246,239**	**$ 0.53**	**$ (0.05)**
FAD	**$ 200,157**		**$ 337,866**		

(1) Relates to the impairment of our Tandem Health Care Loan.
(2) Includes: (i) $3.4 million of litigation costs and (ii) $0.8 million of foreign currency remeasurement gains.
(3) Represents FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

FFO, FFO as adjusted, FAD, Comparable FFO as adjusted, SPP Cash NOI and SPP NOI are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance of real estate investment trusts. See "Discussion and Reconciliation of Non-GAAP Financial Measures" for the quarter ended June 30, 2017 for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP on the Investor Relations section of our website at http://ir.hcpi.com/financial-reconciliation.

3

SAME PROPERTY PORTFOLIO OPERATING SUMMARY

The table below outlines the three-month same property portfolio operating results for the second quarter:

	Year-Over-Year			
	Occupancy		SPP Growth	
	2Q17	2Q16	NOI	Cash NOI
Senior housing triple-net	86.1%	86.6%	1.6%	2.6%
Senior housing operating portfolio ("SHOP")[1]	86.8%	88.7%	(3.8%)	(1.6%)
Life science	96.5%	98.5%	2.1%	3.7%
Medical office	92.0%	92.0%	1.8%	2.6%
Other non-reportable segments ("Other")[2]	N/A	N/A	3.8%	1.5%
Total Portfolio			**1.0%**	**2.1%**

(1) SHOP SPP Cash NOI growth consists of the following components: Assisted Living / Independent Living (0.5%) and CCRC JV (9.1%).
(2) Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

TRANSACTION ACTIVITY

ACQUISITIONS

During the second quarter and through August 1, 2017, we announced $75 million of acquisitions.

- In June, we acquired Wateridge, a 124,000 square foot campus in the Sorrento Mesa submarket of San Diego for $26 million. Upon acquisition, we commenced repositioning one of the buildings into class-A lab space following an office-to-lab conversion strategy.
- In July, we acquired a portfolio of three medical office buildings in Texas for $49 million.

LOAN REPAYMENTS AND DISPOSITIONS

During the second quarter we received $399 million of proceeds from loan repayments and dispositions. Significant transactions included:

- In June, the HC-One mezzanine loan was repaid generating $367 million of proceeds. We have now exited substantially all of our U.K. debt investments.
- As previously disclosed, in April, we sold a land parcel in San Diego, California for $27 million.

DEVELOPMENT AND REDEVELOPMENT

At quarter end, our development pipeline totaled $640 million and is expected to produce a weighted average stabilized yield 150-200 basis points over respective market cap rates. During the quarter we placed $65 million of development in service, including $41 million at Phase I of The Cove, our premier $720 million, class-A life science development project in South San Francisco.

Our redevelopment pipeline totals $109 million and is expected to produce a weighted average return on incremental capital of 9-12%.

During the second quarter and through July, we added $116 million of new projects to our development and redevelopment pipelines including:

- Commenced $22 million of redevelopment projects at two recently-acquired life science assets in the Sorrento Mesa submarket of San Diego.
- Commenced a $40 million redevelopment of a medical office building located in the University City submarket in Philadelphia near the University of Pennsylvania.
- Entered into a joint venture agreement and commenced development on a 111 unit senior housing facility in Otay Ranch, California (San Diego MSA) for $31 million. Our share of the total construction cost is approximately $28 million with an estimated completion in the second half of 2018.
- In July, commenced development on a 79 unit senior housing facility in Waldwick, New Jersey (New York MSA) for $31 million. Our share of the total construction costs is approximately $26 million with an estimated completion in late 2018.

4

5 BALANCE SHEET AND DEBT TENDER During the quarter, we made tangible progress towards meeting our balance sheet targets of net debt to adjusted EBITDA in the low-to-mid six-times range and financial leverage in the 43% to 44% range by the end of 2017. As previously disclosed, we repaid $131 million on our credit facility and $250 million of senior notes upon maturity using proceeds from the Brookdale 64 disposition.   As of June 30, 2017, we had $2.3 billion of liquidity from a combination of cash and availability under our $2.0 billion credit facility and no major senior notes or secured debt maturities until early 2019.   As previously announced, in July, we repurchased $500 million of our 5.375% senior notes due 2021 using capital-recycling proceeds from the HC-One loan repayment and Brookdale 64 disposition. In connection with the tender offer, we expect to incur an extinguishment of debt charge of approximately $54 million in the third quarter. A copy of the tender offer press release is available in the Investor Relations section of our website at http://ir.hcpi.com. TANDEM DEBT INVESTMENT UPDATE During the second quarter, continued challenges in the post-acute/skilled nursing operating environment and tenant-specific headwinds contributed to a decline in the financial performance of the assets underlying our Tandem debt investment. As a result, the fair value of our collateral, net of the senior mortgage debt, fell below the carrying value of our investment. As part of our quarterly review process, we recorded a $57 million impairment write-down during the second quarter and reduced the carrying value of our Tandem debt investment to $200 million. On July 31, subsequent to the aforementioned impairment, we entered into a definitive agreement to sell our Tandem debt investment for $197 million, subject to customary closing conditions. This investment represents our last meaningful exposure to both post-acute/skilled-nursing assets and highly-leveraged mezzanine investments. The transaction is expected to close during 2017.   CORPORATE GOVERNANCE ENHANCEMENTS On July 27, our Board of Directors adopted corporate governance enhancements for our stockholders by opting out of the Maryland Unsolicited Takeovers Act (MUTA), and reduced the threshold for bylaw amendments to a majority voting standard. As a result of opting out of MUTA, any actions, including the election to classify the Board, requires the affirmative majority vote by stockholders. The Board’s decision to authorize majority voting for bylaw amendments enables stockholders to amend our bylaws by an affirmative majority vote rather than the previous super-majority standard. These topics have been in focus with stockholders and our enhancements demonstrate HCP's commitment to good governance practices. EXECUTIVE LEADERSHIP In May 2017, we announced Scott Brinker will join the Company as Executive Vice President and Chief Investment Officer, with an effective date of January 4, 2018.     In July 2017, we announced Shawn Johnston will join the Company as Senior Vice President and Chief Accounting Officer effective August 15, 2017.   DIVIDEND On July 27, 2017, our Board declared a quarterly cash dividend of $0.37 per common share. The dividend will be paid on August 22, 2017 to stockholders of record as of the close of business on August 7, 2017.   SUSTAINABILITY For the sixth consecutive year, we were named as a constituent to the FTSE4Good Index Series, an equity index series designed to facilitate investment in companies that meet globally recognized environmental, social and governance criteria. More information about HCP’s sustainability efforts can be found on our website at www.hcpi.com/sustainability.

OUTLOOK

For full-year 2017, we expect EPS to range between $1.18 and $1.24; FFO per share to range between $1.73 and $1.79; and FFO as adjusted per share to range between $1.89 and $1.95. In addition, we expect 2017 SPP Cash NOI to increase between 2.5% and 3.5%. These estimates do not reflect the potential impact from unannounced future transactions other than capital recycling activities. For additional detail and information regarding these estimates, refer to the "Projected SPP Cash NOI" section of this release, and the 2017 Guidance section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://ir.hcpi.com.

	Projected Full Year 2017			
	SPP NOI		SPP Cash NOI	
	Low	High	Low	High
Senior housing triple-net	2.0%	3.0%	5.0%	6.0%
SHOP	(3.9%)	(0.9%)	(3.0%)	—%
Life science	2.0%	3.0%	3.5%	4.5%
Medical office	1.8%	2.8%	2.5%	3.5%
Other[1]	2.0%	3.0%	0.8%	1.8%
SPP Growth	**1.2%**	**2.2%**	**2.5%**	**3.5%**

(1) Other primarily includes our hospitals and U.K. real estate investments. See our Supplemental Report for additional details.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Tuesday, August 1, 2017 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the quarter ended June 30, 2017. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 8465819. You may also access the conference call via webcast at www.hcpi.com. This link can be found in the "News and Events" section, which is under "Investor Relations". Through August 17, 2017, an archive of the webcast will be available on our website, and a telephonic replay can be accessed by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10110173. Our Supplemental Report for the current period is available, with this earnings release, on our website in the "Financial Information" section under "Investor Relations".

ABOUT HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

###

6

7 FORWARD-LOOKING STATEMENTS “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, (i) all statements under the heading “Outlook,” including without limitation with respect to expected EPS, FFO per share, FFO as adjusted per share, Comparable FFO per share, SPP NOI, SPP Cash NOI and other financial projections and assumptions, including those in the “Projected SPP NOI and Cash NOI” sections of this release, as well as comparable statements included in other sections of this release; (ii) statements regarding the payment of a quarterly cash dividend; (iii) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, joint venture transactions, capital recycling and financing activities, and other transactions discussed in this release, including without limitation those described under the heading “Development and Redevelopment,”'; (iv) the incurrence of debt extinguishment charges in connection with the tender offer; and (v) the executive leadership updates described under the heading "Executive Leadership." These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of our and our management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues, with our concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; our concentration in the healthcare property sector, particularly in life sciences, senior housing, medical office buildings and hospitals, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties, and the costs of associated property development; our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners’ financial condition and continued cooperation; our ability to achieve the benefits of acquisitions and other investments, including those discussed above, within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on our tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification and inspection requirements, as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic or other conditions, including currency exchange rates; our ability to manage our indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the ability to maintain our qualification as a real estate investment trust; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. You should not place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.       CONTACT   Andrew Johns Vice President – Finance and Investor Relations 949-407-0400

The Numbers

Overview(1)

As of and for the quarter ended June 30, 2017, dollars, square feet and shares in thousands, except per share data

	2Q17	YTD	Full Year 2017 Guidance (August 1, 2017)
Financial Metrics			
Diluted earnings per common share	$0.04	$1.02	$1.18 - $1.24
Diluted FFO per common share	$0.35	$0.96	$1.73 - $1.79
Diluted FFO as adjusted per common share	$0.48	$0.99	$1.89 - $1.95
Dividends per common share	$0.37	$0.74	$1.48
Total rental and operating revenue[2]	$522,344	$1,075,391	
NOI[2]	303,100	637,007	
Cash NOI and interest income[2]	326,362	677,678	
Same Property Portfolio Cash NOI Growth			
Senior housing triple-net	2.6%	3.8%	5.0% - 6.0%
SHOP[3]	(1.6%)	0.8%	(3.0%) - 0.0%
Life science	3.7%	4.2%	3.5% - 4.5%
Medical office	2.6%	3.6%	2.5% - 3.5%
Other	1.5%	1.0%	0.8% - 1.8%
Total Portfolio	**2.1%**	**3.1%**	**2.5% - 3.5%**
Same Property Portfolio NOI Growth	1.0%	1.8%	1.2% - 2.2%

	2Q17
Capitalization	
Common stock outstanding and DownREIT units	475,508
Total Market Equity	$ 15,197,236
Total Debt	7,835,036

	2Q17
Debt Ratios	
Financial Leverage	43.7%
Secured Debt Ratio	1.7%
Net Debt to Adjusted EBITDA	6.1x
Adjusted Fixed Charge Coverage	3.6x

	Property Count	Capacity	Unit of Measure	Occupancy
Portfolio Statistics				
Senior housing triple-net	209	20,559	Units	86.2%
SHOP	153	25,484	Units	86.2%
Life science	119	7,286	Sq. Ft.	96.7%
Medical office	238	18,059	Sq. Ft.	92.0%
Other	80	N/A	N/A	N/A
Total	**799**	N/A	N/A	N/A

(1) Reconciliations, definitions and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

(2) Includes the Company's share of unconsolidated joint ventures ("JVs") and activity from assets sold during the period.

(3) SHOP same property cash NOI growth consists of the following components:

	2Q17	YTD
Assisted living / Independent living	(0.5%)	1.2%
CCRC JV	(9.1%)	(2.3%)

8

9 June 30, 2017 December 31, 2016 Assets Real Estate: Buildings and improvements $ 11,114,139 $ 11,692,654 Development costs and construction in progress 444,528 400,619 Land 1,765,305 1,881,487 Accumulated depreciation and amortization (2,672,489) (2,648,930) Net real estate 10,651,483 11,325,830 Net investment in direct financing leases 711,777 752,589 Loans receivable, net 393,575 807,954 Investments in and advances to unconsolidated joint ventures 829,231 571,491 Accounts receivable, net of allowance of $4,104 and $4,459, respectively 36,969 45,116 Cash and cash equivalents 391,965 94,730 Restricted cash 61,481 42,260 Intangible assets, net 414,404 479,805 Assets held for sale, net — 927,866 Other assets, net 611,690 711,624 Total assets $ 14,102,575 $ 15,759,265 Liabilities and Equity Bank line of credit $ 136,311 $ 899,718 Term loans 218,832 440,062 Senior unsecured notes 6,889,045 7,133,538 Mortgage debt 146,337 623,792 Other debt 94,801 92,385 Intangible liabilities, net 51,463 58,145 Liabilities of assets held for sale, net — 3,776 Accounts payable and accrued liabilities 389,690 417,360 Deferred revenue 147,155 149,181 Total liabilities 8,073,634 9,817,957 Commitments and contingencies Common stock, $1.00 par value: 750,000,000 shares authorized; 468,879,344 and 468,081,489 shares issued and outstanding, respectively 468,879 468,081 Additional paid-in capital 8,216,781 8,198,890 Cumulative dividends in excess of earnings (2,956,324) (3,089,734) Accumulated other comprehensive loss (27,289) (29,642) Total stockholders' equity 5,702,047 5,547,595 Joint venture partners 149,456 214,377 Non-managing member unitholders 177,438 179,336 Total noncontrolling interests 326,894 393,713 Total equity 6,028,941 5,941,308 Total liabilities and equity $ 14,102,575 $ 15,759,265 HCP, Inc. Unaudited Consolidated Balance Sheets In thousands, except share and per share data

HCP, Inc.

Unaudited Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Revenues:				
Rental and related revenues	$ 263,820	$ 292,168	$ 550,038	$ 582,548
Tenant recoveries	35,259	33,531	68,934	64,906
Resident fees and services	125,416	164,202	265,648	329,965
Income from direct financing leases	13,564	15,647	27,276	30,557
Interest income	20,869	32,787	39,200	50,816
Total revenues	**458,928**	**538,335**	**951,096**	**1,058,792**
Costs and expenses:				
Interest expense	77,788	121,333	164,506	243,395
Depreciation and amortization	130,751	139,919	267,305	279,774
Operating	153,163	179,080	312,244	355,037
General and administrative	21,286	22,779	43,764	48,230
Acquisition and pursuit costs	867	823	1,924	3,298
Impairment	56,682	—	56,682	—
Total costs and expenses	**440,537**	**463,934**	**846,425**	**929,734**
Other income:				
Gain on sales of real estate, net	412	119,614	317,670	119,614
Other income, net	71	2,340	51,279	3,632
Total other income, net	**483**	**121,954**	**368,949**	**123,246**
Income before income taxes and equity income (loss) from unconsolidated joint ventures	18,874	196,355	473,620	252,304
Income tax benefit (expense)	2,987	2,179	9,149	(1,525)
Equity income (loss) from unconsolidated joint ventures	240	(1,067)	3,509	(1,975)
Income from continuing operations	**22,101**	**197,467**	**486,278**	**248,804**
Discontinued operations:				
Income before income taxes	—	107,551	—	225,293
Income taxes	—	(176)	—	(49,510)
Total discontinued operations	—	107,375	—	175,783
Net income	22,101	304,842	486,278	424,587
Noncontrolling interests' share in earnings	(2,718)	(3,125)	(5,750)	(6,751)
Net income attributable to HCP, Inc.	19,383	301,717	480,528	417,836
Participating securities' share in earnings	(100)	(342)	(674)	(651)
Net income applicable to common shares	**$ 19,283**	**$ 301,375**	**$ 479,854**	**$ 417,185**
Earnings per common share:				
Basic	$ 0.04	$ 0.65	$ 1.02	$ 0.89
Diluted	$ 0.04	$ 0.64	$ 1.02	$ 0.89
Weighted average shares used to calculate earnings per common share:				
Basic	468,646	467,084	468,474	466,579
Diluted	468,839	471,425	473,366	466,777

10

HCP, Inc.

Unaudited Funds From Operations

In thousands, except per share data

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income applicable to common shares	$ 19,283	$ 301,375	$ 479,854	$ 417,185
Real estate related depreciation and amortization	130,751	141,386	267,305	282,708
Other depreciation and amortization[1]	2,347	2,974	5,358	5,936
Gain on sales of real estate, net	(412)	(119,614)	(317,670)	(119,614)
Taxes associated with real estate dispositions[2]	1	—	(5,498)	53,177
Equity (income) loss from unconsolidated joint ventures	(240)	1,067	(3,509)	1,975
FFO from unconsolidated joint ventures	16,554	11,172	34,862	21,550
Noncontrolling interests' and participating securities' share in earnings	2,818	3,467	6,424	7,402
Noncontrolling interests' and participating securities' share in FFO	(6,452)	(8,609)	(14,244)	(17,836)
FFO applicable to common shares	$ 164,650	$ 333,218	$ 452,882	$ 652,483
Distributions on dilutive convertible units and other	—	3,525	3,654	7,109
Diluted FFO applicable to common shares	$ 164,650	$ 336,743	$ 456,536	$ 659,592
Diluted FFO per common share	$ 0.35	$ 0.71	$ 0.96	$ 1.40
Weighted average shares used to calculate diluted FFO per common share	468,839	473,149	473,366	472,667
Impact of adjustments to FFO:				
Transaction-related items[3]	$ 840	$ 14,658	$ 1,896	$ 17,176
Other impairment, net[4]	56,682	—	5,787	—
Litigation costs	3,366	—	5,205	—
Foreign currency remeasurement gains	(768)	—	(845)	—
	$ 60,120	$ 14,658	$ 12,043	$ 17,176
FFO as adjusted applicable to common shares	$ 224,770	$ 347,876	$ 464,925	$ 669,659
Distributions on dilutive convertible units and other	1,738	3,503	3,632	7,083
Diluted FFO as adjusted applicable to common shares	$ 226,508	$ 351,379	$ 468,557	$ 676,742
Per common share impact of adjustments on diluted FFO	$ 0.13	$ 0.03	$ 0.03	$ 0.03
Diluted FFO as adjusted per common share	$ 0.48	$ 0.74	$ 0.99	$ 1.43
Weighted average shares used to calculate diluted FFO as adjusted per common share	473,528	473,149	473,366	472,667
FFO as adjusted from QCP	$ —	$ 101,637	$ —	$ 199,845
Diluted Comparable FFO as adjusted applicable to common shares[5]	$ 226,508	$ 249,742	$ 468,557	$ 476,897
FFO as adjusted from QCP per common share	$ —	$ (0.21)	$ —	$ (0.42)
Diluted Comparable FFO as adjusted per common share	$ 0.48	$ 0.53	$ 0.99	$ 1.01

(1) Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2) For the six months ended June 30, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the six months ended June 30, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCR ManorCare, Inc. real estate portfolio.

(3) On January 1, 2017, we early adopted the Financial Accounting Standards Board Accounting Standards Update No. 2017-01, *Clarifying the Definition of a Business* ("ASU 2017-01") which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. For the three and six months ended June 30, 2016, primarily relates to the QCP spin-off.

(4) For the three months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan. For the six months ended June 30, 2017, relates to the impairment of our Tandem Health Care Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(5) Excludes FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

11

HCP, Inc.

Unaudited Funds Available for Distribution

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$ 224,770	$ 347,876	$ 464,925	$ 669,659
Amortization of deferred compensation	3,327	4,160	7,092	9,505
Amortization of deferred financing costs	3,843	5,281	7,702	10,561
Straight-line rents	(3,168)	(3,541)	(8,176)	(11,117)
Other depreciation and amortization	(2,347)	(2,974)	(5,358)	(5,935)
Leasing costs and tenant and capital improvements[1]	(27,834)	(21,872)	(51,121)	(42,354)
Lease restructure payments	314	6,318	854	12,612
CCRC entrance fees[2]	4,713	6,046	8,362	11,549
Deferred income taxes	(4,342)	(2,604)	(6,716)	(5,546)
Other FAD adjustments	881	(824)	1,138	(2,028)
FAD applicable to common shares	$ 200,157	$ 337,866	$ 418,702	$ 646,906
Distributions on dilutive convertible units and other	1,738	3,525	—	7,109
Diluted FAD applicable to common shares	$ 201,895	$ 341,391	$ 418,702	$ 654,015

(1) Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(2) Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

12

Portfolio Summary

As of and for the quarter ended June 30, 2017, dollars in thousands

	Property Count	Age	Investment	Cash NOI and Interest Income	Private Pay %[(1)]
Property Portfolio					
Senior housing triple-net	209	19	$ 3,860,136	$ 76,791	92.0
SHOP	81	23	2,322,058	39,562	98.4
Life science	115	20	3,610,247	67,863	100.0
Medical office	237	23	3,838,618	71,819	100.0
Other	76	31	937,093	26,716	80.0
	718	**22**	**$ 14,568,152**	**$ 282,751**	**95.8**
Debt Investments					
Other	—	N/A	$ 412,022	$ 20,869	—
Developments/Redevelopments					
SHOP	—	N/A	$ 4,268	$ —	—
Life science	—	N/A	309,265	—	—
Medical office	—	N/A	126,407	—	—
	—	**N/A**	**$ 439,940**	$ —	—
HCP's Share of Unconsolidated JVs[(2)]					
SHOP	72	21	$ 1,178,073	$ 20,392	84.8
Life science	4	21	87,974	1,607	100.0
Medical office	1	22	9,825	345	100.0
Other	4	40	9,150	398	13.7
	81	**22**	**$ 1,285,022**	**$ 22,742**	**84.8**
Total					
Senior housing triple-net	209	19	$ 3,860,136	$ 76,791	92.0
SHOP	153	22	3,504,399	59,954	92.9
Life science	119	20	4,007,486	69,470	100.0
Medical office	238	23	3,974,850	72,164	100.0
Other	80	32	1,358,265	47,983	79.3
	799	**22**	**$ 16,705,136**	**$ 326,362**	**94.8**



CASH NOI AND INTEREST INCOME
Other: 15%
Senior housing triple-net: 24%
Medical office: 22%
$326.4M
N³
SHOP: 18%
Life science: 21%

(1) Self-pay and private insurance (including managed care) revenues as a percentage of total property revenues for the most recent trailing 12 months available, weighted based on current quarter Cash NOI including assets sold in the quarter. Revenues for medical office properties are considered 100% private pay.

(2) HCP's pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period.

13

Portfolio Summary

For the quarter ended June 30, 2017, dollars in thousands

NOI, CASH NOI AND INTEREST INCOME

		Rental and Operating Revenue		Operating Expenses		NOI[(1)]		Cash NOI[(1)]		Interest Income		Cash NOI and Interest Income
Wholly-Owned												
Senior housing triple-net	$	78,079	$	(882)	$	77,197	$	76,791	$	–	$	76,791
SHOP		125,416		(85,866)		39,550		39,562		–		39,562
Life science		86,730		(18,744)		67,986		67,863		–		67,863
Medical office		119,164		(46,581)		72,583		71,819		–		71,819
Other		28,670		(1,090)		27,580		26,716		20,869		47,585
	$	**438,059**	**$**	**(153,163)**	**$**	**284,896**	**$**	**282,751**	**$**	**20,869**	**$**	**303,620**
HCP's Share of Unconsolidated JVs												
SHOP[(2)]	$	81,368	$	(65,487)	$	15,881	$	20,392	$	–	$	20,392
Life science		2,004		(429)		1,575		1,607		–		1,607
Medical office		496		(146)		350		345		–		345
Other		417		(19)		398		398		–		398
	$	**84,285**	**$**	**(66,081)**	**$**	**18,204**	**$**	**22,742**	**$**	**–**	**$**	**22,742**
Total												
Senior housing triple-net	$	78,079	$	(882)	$	77,197	$	76,791	$	–	$	76,791
SHOP		206,784		(151,353)		55,431		59,954		–		59,954
Life science		88,734		(19,173)		69,561		69,470		–		69,470
Medical office		119,660		(46,727)		72,933		72,164		–		72,164
Other		29,087		(1,109)		27,978		27,114		20,869		47,983
	$	**522,344**	**$**	**(219,244)**	**$**	**303,100**	**$**	**305,493**	**$**	**20,869**	**$**	**326,362**

(1) Includes $5.3 million attributable to non-controlling interests, excluding five limited liability companies in which the Company is the managing member and non-managing member units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

(2) The NOI and Cash NOI variance primarily relates to the treatment of the non-refundable portion of Entrance Fees, which are deferred and amortized over the estimated stay of the resident for NOI and are recognized upon receipt, net of reserve, for Cash NOI.

14

Same Property Portfolio

As of June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

THREE-MONTH SPP

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	Investment	Percent of Property Portfolio	2Q17	2Q16	NOI	Cash NOI	2Q17	1Q17	NOI	Cash NOI
Senior housing triple-net	209	$ 3,860,136	100	86.1%	86.6%	1.6%	2.6%	86.1%	86.6%	1.7%	3.2%
SHOP[1]	124	2,970,344	85	86.8%	88.7%	(3.8%)	(1.6%)	86.8%	88.1%	(9.9%)	(9.0%)
Life science	116	3,499,520	95	96.5%	98.5%	2.1%	3.7%	96.5%	97.3%	(0.4%)	0.6%
Medical office	215	3,200,168	83	92.0%	92.0%	1.8%	2.6%	92.0%	92.1%	(0.5%)	0.1%
Other	80	946,244	100	N/A	N/A	3.8%	1.5%	N/A	N/A	(0.7%)	(0.1%)
Total Portfolio	**744**	**$ 14,476,412**	**91**			**1.0%**	**2.1%**			**(1.6%)**	**(0.6%)**

SIX-MONTH SPP

				Year-Over-Year			
				Occupancy		Growth	
	Property Count	Investment	Percent of Property Portfolio	2Q17	2Q16	NOI	Cash NOI
Senior housing triple-net	204	$ 3,782,574	98	86.1%	86.6%	1.1%	3.8%
SHOP[1]	123	2,955,763	84	87.5%	89.1%	(0.4%)	0.8%
Life science	116	3,499,520	95	96.5%	98.5%	3.1%	4.2%
Medical office	215	3,200,168	83	92.0%	92.0%	2.6%	3.6%
Other	79	928,335	98	N/A	N/A	3.0%	1.0%
Total Portfolio	**737**	**$ 14,366,360**	**91**			**1.8%**	**3.1%**

(1) Reflects the January 2017 sale of a 40% interest in RIDEA II as if it occurred at the beginning of the earliest period presented.

15

16 Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION June 30, 2017 Shares Value Total Value Common stock (NYSE: HCP) 468,879 $ 31.96 $ 14,985,373 Convertible partnership (DownREIT) units 6,629 31.96 211,863 Total Market Equity 475,508 $ 15,197,236 Consolidated Debt N/A 7,485,326 Total Market Equity and Consolidated Debt 475,508 $ 22,682,562 HCP's share of unconsolidated JV debt N/A 349,710 Total Market Equity and Total Debt 475,508 $ 23,032,272 COMMON STOCK AND EQUIVALENTS Shares Outstanding June 30, 2017 Weighted Average Shares Three Months Ended June 30, 2017 Weighted Average Shares Six Months Ended June 30, 2017 Diluted EPS Diluted FFO Diluted EPS Diluted FFO Common stock 468,879 468,646 468,646 468,474 468,474 Common stock equivalent securities: Restricted stock and units 1,166 124 124 127 127 Dilutive impact of options 69 69 69 68 68 Convertible partnership (DownREIT) units 6,629 — — 4,697 4,697 Total common stock and equivalents 476,743 468,839 468,839 473,366 473,366

Indebtedness and Ratios

As of June 30, 2017, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank Line of Credit[1]	Term Loan[2]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	HCP's Share of Unconsolidated JV Debt		Total Debt	
			Amounts	Rates %[3]	Amounts	Rates %[3]		Amounts[4]	Rates %[3]	Amounts	Rates %[3]
2017	$ —	$ —	$ —	—	$ 1,685	—	$ 1,685	$ 32,789	3.71	$ 34,474	3.53
2018	136,311	—	—	—	3,512	—	139,823	28,054	3.98	167,877	1.99
2019	—	219,396	450,000	3.95	3,700	—	673,096	16,628	3.87	689,724	3.16
2020	—	—	800,000	2.79	3,758	5.08	803,758	10,877	4.21	814,635	2.82
2021[5]	—	—	1,200,000	5.54	11,117	5.26	1,211,117	39,789	4.07	1,250,906	5.49
2022	—	—	900,000	3.93	2,861	—	902,861	14,688	4.41	917,549	3.92
2023	—	—	800,000	4.39	2,993	—	802,993	3,205	3.96	806,198	4.38
2024	—	—	1,150,000	4.17	3,131	—	1,153,131	87	—	1,153,218	4.16
2025	—	—	1,350,000	3.94	3,276	—	1,353,276	18,063	3.87	1,371,339	3.93
2026	—	—	—	—	3,213	3.03	3,213	94	—	3,307	2.94
Thereafter	—	—	300,000	6.88	101,007	4.17	401,007	2,901	3.90	403,908	6.18
Subtotal	**$ 136,311**	**$ 219,396**	**$ 6,950,000**		**$ 140,253**		**$ 7,445,960**	**$ 167,175**		**$7,613,135**	
Other Debt[6]	—	—	—		—		94,801	183,317		278,118	
(Discounts), premium and debt costs, net	—	(564)	(60,955)		6,084		(55,435)	(782)		(56,217)	
Total	**$ 136,311**	**$ 218,832**	**$ 6,889,045**		**$ 146,337**		**$ 7,485,326**	**$ 349,710**		**$7,835,036**	
Weighted average interest rate %	1.63	1.55	4.29		4.23		4.16	3.98		4.16	
Weighted average maturity in years	0.8	1.5	6.1		20.2		6.1	3.5		6.1	

(1) Represents £105 million translated into U.S. dollars at June 30, 2017. The $2.0 billion unsecured revolving line of credit matures on March 31, 2018 and contains a one-year extension option. Based on our credit ratings at July 31, 2017, the interest rate on the facility was LIBOR plus 1.05% and the facility fee was 20 bps.
(2) Represents £169 million translated into U.S. dollars at June 30, 2017.
(3) The rates are reported in the year in which the related debt matures.
(4) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated JVs.
(5) In July 2017, the Company repurchased $500 million of 5.375% senior notes due 2021 using capital-recycling proceeds from the HC-One loan repayment and Brookdale 64 disposition.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

17

18 Indebtedness and Ratios As of June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs DEBT STRUCTURE Weighted Average Balance % of Total Interest Rate Years to Maturity Secured Fixed rate $ 233,912 3 4.12% 13.8 Floating rate 73,516 1 3.96% 2.3 Combined $ 307,428 4 4.08% 11.1 Unsecured Fixed rate 6,950,000 91 4.29% 6.1 Floating rate 355,707 5 1.58% 1.2 Combined $ 7,305,707 96 4.16% 5.9 Total Fixed rate 7,183,912 94 4.29% 6.4 Floating rate 429,223 6 1.99% 1.4 Combined $ 7,613,135 100 4.16% 6.1 Other debt(1) 278,118 (Discounts), premiums and debt costs, net (56,217) Total Debt $ 7,835,036 FINANCIAL COVENANTS(2) Bank Line of Credit Requirement Actual Compliance Leverage Ratio No greater than 60% 44% Secured Debt Ratio No greater than 30% 4% Unsecured Leverage Ratio No greater than 60% 49% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.5x CREDIT RATINGS (SENIOR UNSECURED DEBT) Moody's Baa2 (Stable) S&P Global BBB (Stable) Fitch BBB (Stable) (1) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities. (2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated JVs.

Acquisitions, Fundings & Dispositions

Investment Summary

For the three and six months ended June 30, 2017, dollars and square feet in thousands

INVESTMENT SUMMARY

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Acquisitions	$ 26,100	$ 26,100
Development fundings	64,002	103,833
Redevelopment fundings	11,071	16,171
Loan fundings	3,448	18,448
Total	**$ 104,621**	**$ 164,552**

ACQUISITIONS

	Date	Capacity	Property Count	Property Type	Purchase Price
Wateridge[1]	June	124 Sq. Ft.	2	Life science	$ 26,100

DISPOSITIONS[2]

	Date	Capacity	Property Count	Property Type	Sales Price	Trailing Yield[3] NOI	Trailing Yield[3] Cash NOI
Salt Lake City, UT	January	324 Sq. Ft.	4	Life science	$ 75,750		
Memphis, TN	January	130 Units	1	SHOP	2,250		
RIDEA II sale of partnership interest[4]	January	N/A	N/A	SHOP	363,200		
Palm Beach Gardens, FL	February	199 Beds	1	Hospital	43,426		
Various Brookdale	March	5,967 Units	64	Senior housing	1,125,000		
San Diego, CA[5]	April	18 Acres	—	Life science	26,750		
San Diego, CA	April	15 Sq. Ft.	1	Life science	4,650		
Conifer, CO	June	10 Sq. Ft.	1	Medical office	750		
			72		**$ 1,641,776**	**8.1%**	**7.9%**

(1) In June 2017, the Company acquired two life science facilities generating a forward cash NOI yield of 6.0%, including a 50,000 square foot vacant building placed in redevelopment upon acquisition.
(2) The Company also generated proceeds of £112 million ($136 million) through the sale of its Four Seasons debt investments in March 2017, and received £283 million ($367 million) from the payoff of its HC-One mezzanine loan in June 2017.
(3) Represents the average yield using NOI and Cash NOI for the 12-month period prior to disposition.
(4) The sale of a 40% interest in the RIDEA II portfolio generated $480 million of proceeds, which included refinancing proceeds.
(5) Represents the sale of land held for development and is excluded from the trailing yield calculation.

19

Developments

As of June 30, 2017, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Placed in Service[1]	Construction in Process ("CIP")	Cost to Complete	Total at Completion
Wholly-Owned						
Pearland II	Houston, TX	Medical office	$ 6,067	$ 10,406	$ 2,327	$ 18,800
Sky Ridge	Denver, CO	Medical office	18,149	14,124	5,278	37,551
Cypress	Houston, TX	Medical office	17,686	13,725	8,795	40,206
The Cove at Oyster Point - Phase I	San Francisco, CA	Life science	144,644	43,609	7,927	196,180
Woodlands Plaza IV	Houston, TX	Medical office	21,390	—	—	21,390
The Cove at Oyster Point - Phase II	San Francisco, CA	Life science	—	168,881	48,754	217,635
Ridgeview	San Diego, CA	Life science	—	32,805	29,195	62,000
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	—	35,889	175,222	211,111
Medical City Dallas Garage	Dallas, TX	Medical office	—	3,860	12,440	16,300
			$ 207,936	**$ 323,299**	**$ 289,938**	**$ 821,173**
HCP's Share of Unconsolidated JVs						
Otay Ranch	San Diego, CA	SHOP	—	4,268	23,576	27,844
			$ 207,936	**$ 327,567**	**$ 313,514**	**$ 849,017**

(1) Cash NOI for assets placed in service was $2.0 million for the three months ended June 30, 2017.

Projected weighted average stabilized yield on development projects over respective market cap rates: 150 to 200 bps

		Project Capacity						Actual / Estimated Occupancy	
	Health System Affiliate	Placed In Service/ Occupied	Under Construction	Total Project	Unit of Measure	% of Total Project Leased	Project Start	Initial	Stabilized
Wholly-Owned									
Pearland II	Memorial Hermann	27	70	97	Sq. Ft.	74	2Q14	1Q16	3Q18
Sky Ridge	HCA	39	79	118	Sq. Ft.	67	3Q14	1Q16	2Q18
Cypress	Memorial Hermann	65	100	165	Sq. Ft.	42	1Q15	1Q16	3Q18
The Cove at Oyster Point - Phase I	N/A	180	67	247	Sq. Ft.	100	1Q15	3Q16	4Q17
Woodlands Plaza IV	Memorial Hermann	170	—	170	Sq. Ft.	100	1Q16	2Q17	2Q18
The Cove at Oyster Point - Phase II	N/A	—	231	231	Sq. Ft.	100	1Q16	4Q17	1Q18
Ridgeview	N/A	—	301	301	Sq. Ft.	50	2Q16	3Q18	1Q19
The Cove at Oyster Point - Phase III	N/A	—	336	336	Sq. Ft.	—	4Q16	4Q18	4Q19
Medical City Dallas Garage	HCA	—	258	258	Sq. Ft.	N/A	1Q17	N/A	N/A
		481	**1,442**	**1,923**		**61**			
HCP's Share of Unconsolidated JVs									
Otay Ranch	N/A	—	111	111	Units	N/A	2Q17	3Q18	4Q20

20

Redevelopments and Land Held for Development[1]

As of June 30, 2017, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

				Incremental Costs						
Name of Project	MSA	Segment	Investment Placed in Redevelopment[2]	Placed in Service	CIP	Cost to Complete	Total	Total at Completion	Project Start	Estimated Completion
Wholly-Owned										
Medical City Dallas Garage	Dallas, TX	Medical office	$ —	$ 7,943	$ —	$ —	$ 7,943	$ 7,943	3Q16	2Q17
Yorktown	Washington, DC	Medical office	—	294	2,222	3,692	6,208	6,208	3Q16	3Q17
Aurora I and II	Denver, CO	Medical office	—	1,038	4,172	3,678	8,888	8,888	3Q16	3Q17
Sunrise Tower IV	Las Vegas, NV	Medical office	—	478	3,553	2,469	6,500	6,500	3Q16	3Q17
Museum Medical Tower	Houston, TX	Medical office	—	691	3,108	6,249	10,048	10,048	3Q16	4Q17
One Fannin	Houston, TX	Medical office	—	1,788	2,044	4,168	8,000	8,000	4Q16	4Q17
3535 Market Street	Philadelphia, PA	Medical office	67,108	—	2,085	37,715	39,800	106,908	2Q17	2Q18
Directors Place - 4939	San Diego, CA	Life science	19,182	—	940	8,100	9,040	28,222	2Q17	3Q18
Wateridge	San Diego, CA	Life science	7,906	—	53	12,604	12,657	20,563	2Q17	4Q18
			$ 94,196	**$ 12,232**	**$ 18,177**	**$ 78,675**	**$ 109,084**	**$ 203,280**		

Projected weighted average return on incremental capital invested: 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Segment	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	23	540 Sq. Ft.	$ 94,340
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	46,532
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	2	164 Sq. Ft.	12,623
Brittania Modular Labs III	San Francisco, CA	Life science	2	106 Sq. Ft.	10,758
Poway II	San Diego, CA	Life science	26	465 Sq. Ft.	42,653
Torrey Pines Science Center	San Diego, CA	Life science	6	93 Sq. Ft.	11,464
Directors Place	San Diego, CA	Life science	4	82 Sq. Ft.	6,000
Remaining	Various	Various	13	N/A	4,589
			84	**1,776 Sq. Ft.**	**$ 228,959**
HCP's Share of Unconsolidated JVs					
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	$ 2,271
Waldwick[3]	New York, NY	SHOP	4	79 Units	2,333
Brandywine	Philadelphia, PA	SHOP	8	67 Units	797
			15	**220 Units**	**$ 5,401**
			99		**$ 234,360**

(1) Redevelopments are excluded from SPP until they are Stabilized. See Glossary for further definition.

(2) Represents the Investment for buildings or portions of buildings placed in redevelopment. Projects with no Investment placed in service represent buildings that remained in operations but were removed from SPP.

(3) In July 2017, construction commenced on a 79 unit senior housing development in Waldwick, New Jersey. The development is a joint venture for which the company's share of construction costs are $25.9 million, with $16.8 million financed through third-party debt.

21

Capital Expenditures Second Quarter

For the quarter ended June 30, 2017, dollars in thousands except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 193	$ 4,677	$ 613	$ 3,766	$ —	$ 9,249
Tenant improvements - 2nd generation	—	—	1,818	5,874	—	7,692
Lease commissions	—	—	4,708	4,232	1	8,941
Total recurring capital expenditures	**$ 193**	**$ 4,677** (1)	**$ 7,139**	**$ 13,872**	**$ 1**	**$ 25,882**
Revenue enhancing capital expenditures	3,799	3,327 (2)	869	534	—	8,529
Initial Capital Expenditures ("ICE")(3)	—	2,272	(42)	1,563	—	3,793
Tenant improvements - 1st generation	—	—	7,867	6,375	—	14,242
Development	—	13 (4)	52,671	7,940	—	60,624
Redevelopment	—	—	685	10,386	—	11,071
Capitalized interest	—	21	3,743	774	—	4,538
Total capital expenditures	**$ 3,992**	**$ 10,310**	**$ 72,932**	**$ 41,444**	**$ 1**	**$ 128,679**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 2,314	$ 8	$ 31	$ —	$ 2,353
Lease commissions	—	—	—	4	—	4
Total recurring capital expenditures	**$ —**	**$ 2,314**	**$ 8**	**$ 35**	**$ —**	**$ 2,357**
Revenue enhancing capital expenditures	—	4,931	—	2	—	4,933
ICE(3)	—	5	—	—	—	5
Tenant improvements - 1st generation	—	—	(7)	—	—	(7)
Development	—	3,378	—	—	—	3,378
Total capital expenditures	**$ —**	**$ 10,628**	**$ 1**	**$ 37**	**$ —**	**$ 10,666**
Total including unconsolidated JVs	**$ 3,992**	**$ 20,938**	**$ 72,933**	**$ 41,481**	**$ 1**	**$ 139,345**
Recurring capital expenditures per unit/sq. ft.(4)	NM	$384 per Unit	$0.09 per Sq. Ft.	$0.21 per Sq. Ft.	NM	

(1) Includes $0.4 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP are $454. The per unit based on majority type is $279, $283 and $1,095 for IL, AL and CCRC, respectively.
(3) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(4) Recurring capital expenditures per unit for SHOP are $384. The per unit based on majority type is $293, $415 and $455 for AL, CCRC and IL, respectively.

22

Capital Expenditures | Year-to-Date

For the six months ended June 30, 2017, dollars in thousands except per unit/square foot

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total
Wholly-Owned						
Recurring capital expenditures	$ 1,499	$ 9,430	$ 1,709	$ 5,604	$ 132	$ 18,374
Tenant improvements - 2nd generation	—	—	4,236	11,865	—	16,101
Lease commissions	—	—	6,337	7,762	2	14,101
Total recurring capital expenditures	**$ 1,499**	**$ 9,430** (1)	**$ 12,282**	**$ 25,231**	**$ 134**	**$ 48,576**
Revenue enhancing capital expenditures	10,363	8,354 (2)	1,119	904	—	20,740
ICE	—	2,448	94	1,724	—	4,266
Tenant improvements - 1st generation	—	—	11,675	11,585	—	23,260
Development	—	(324)	88,598	11,955	—	100,229
Redevelopment	—	—	815	15,356	—	16,171
Capitalized interest	—	62	6,135	1,431	—	7,628
Total capital expenditures	**$ 11,862**	**$ 19,970**	**$ 120,718**	**$ 68,186**	**$ 134**	**$ 220,870**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 3,487	$ 19	$ 34	$ —	$ 3,540
Lease commissions	—	—	16	10	—	26
Total recurring capital expenditures	**$ —**	**$ 3,487**	**$ 35**	**$ 44**	**$ —**	**$ 3,566**
Revenue enhancing capital expenditures	—	7,669	—	2	—	7,671
ICE	—	10	—	—	—	10
Tenant improvements - 1st generation	—	—	52	—	—	52
Development	—	3,604	—	—	—	3,604
Capitalized interest	—	20	—	—	—	20
Total capital expenditures	**$ —**	**$ 14,790**	**$ 87**	**$ 46**	**$ —**	**$ 14,923**
Total including unconsolidated JVs	**$ 11,862**	**$ 34,760**	**$ 120,805**	**$ 68,232**	**$ 134**	**$ 235,793**
Recurring capital expenditures per unit/sq. ft.(3)	NM	$698 per Unit	$0.24 per Sq. Ft.	$0.31 per Sq. Ft.	NM	

(1) Includes $1.0 million attributable to non-controlling interests.
(2) Revenue enhancing capital expenditures per unit for SHOP is $865. The per unit based on majority type is $546, $686 and $1,809 for IL, AL and CCRC, respectively.
(3) Recurring capital expenditures per unit for SHOP is $698. The per unit based on majority type is $665, $688 and $735 for AL, CCRC and IL, respectively.

23

Portfolio Diversification

As of and for the quarter ended June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

CASH NOI AND INTEREST INCOME BY MSA

MSA	Properties	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Total	% of Total
San Francisco, CA	76	$ 2,483	$ —	$ 43,603	$ 751	$ —	$ 46,837	14
Dallas, TX	42	2,279	1,396	—	8,677	7,452	19,804	6
San Diego, CA	36	767	481	14,030	2,146	—	17,424	5
Houston, TX	40	1,044	6,456	—	8,625	328	16,453	5
Denver, CO	21	2,080	4,257	—	4,423	—	10,760	3
Philadelphia, PA	6	3,721	1,402	—	4,425	—	9,548	3
Washington, DC	20	6,663	1,844	—	885	—	9,392	3
San Jose, CA	15	—	—	8,566	602	—	9,168	3
Seattle, WA	13	2,674	—	—	6,441	—	9,115	3
Los Angeles, CA	13	2,340	1,566	—	1,253	3,613	8,772	3
Remaining	517	52,740	42,552	3,271	33,936	15,721	148,220	46
Cash NOI	**799**	**$ 76,791**	**$ 59,954**	**$ 69,470**	**$ 72,164**	**$ 27,114**	**$ 305,493**	**94**
Interest income	—	—	—	—	—	20,869	20,869	6
Total	**799**	**$ 76,791**	**$ 59,954**	**$ 69,470**	**$ 72,164**	**$ 47,983**	**$ 326,362**	**100**

CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	**Property Count**	**Senior Housing Triple-net**	**Life Science**	**Medical Office**	**Other**	**Total**	**% of Total Cash NOI and Interest Income**	**Property Count**	**SHOP**	**% of Total Cash NOI and Interest Income**
Brookdale	103	$ 34,110	$ —	$ —	$ —	$ 34,110	11	124	$ 53,077	16
Sunrise Senior Living	48	23,748	—	—	—	23,748	7	—	—	—
HC-One	36	—	—	—	13,721	13,721	4	—	—	—
Amgen	7	—	12,628	—	—	12,628	4	—	—	—
Tandem Consulate Health Care	—	—	—	—	7,589	7,589	2	—	—	—
Hospital Corporation of America	7	—	—	1,139	6,027	7,166	2	—	—	—
Remaining	445	18,933	56,842	71,025	20,646	167,446	52	29	6,877	2
	646	**$ 76,791**	**$ 69,470**	**$ 72,164**	**$ 47,983**	**$ 266,408**	**82**	**153**	**$ 59,954**	**18**

24

Expirations and Maturities

As of June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2017[1]	$ 58,875	5	$ 11,008	$ 9,976	$ 37,891	$ —	$ —
2018	160,390	14	26,055	44,768	57,289	982	31,296
2019	87,888	8	2,238	27,602	50,600	7,448	—
2020	124,533	11	38,733	22,172	54,513	8,375	740
2021	96,792	9	9,927	44,833	37,489	2,158	2,385
2022	69,433	6	1,476	22,562	31,324	13,107	964
2023	130,264	11	43,796	62,136	14,995	—	9,337
2024	55,032	5	19,260	3,912	16,510	15,350	—
2025	88,817	8	9,618	27,168	29,324	22,707	—
2026	31,573	3	5,697	7,525	18,351	—	—
Thereafter	232,548	20	147,377	19,649	28,220	37,302	—
	$ 1,136,145	**100**	**$ 315,185**	**$ 292,303**	**$ 376,506**	**$ 107,429**	**$ 44,722**
Weighted average maturity in years	6.1		8.7	4.8	4.3	8.4	2.6

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[2]
2017[1]	$ 97,415	9	$ 11,008	$ 9,976	$ 45,135	$ —	$ 31,296
2018	128,399	11	26,055	44,768	55,694	982	900
2019	108,914	10	2,238	27,602	47,431	21,566	10,077
2020	128,155	11	38,733	28,016	53,031	8,375	—
2021	107,299	9	9,927	44,833	48,896	2,158	1,485
2022	68,035	6	1,476	22,562	29,926	13,107	964
2023	118,473	10	43,796	62,136	12,541	—	—
2024	40,396	4	19,260	3,912	15,992	1,232	—
2025	89,592	8	9,618	27,168	30,099	22,707	—
2026	22,828	2	5,697	7,525	9,606	—	—
Thereafter	226,639	20	147,377	13,805	28,155	37,302	—
	$ 1,136,145	**100**	**$ 315,185**	**$ 292,303**	**$ 376,506**	**$ 107,429**	**$ 44,722**

(1) Includes month-to-month and holdover leases.

(2) Reflects the earliest point at which there is no prepayment penalty.

25

26 2.2 5x 2.0 0x 1.7 5x 1.5 0x 1.2 5x 1.0 0x 0.7 5x 0.5 0x0 2 4 6 8 10 12 14 16 18 6.9% 0.7% 0.7% 0.4% 0.7% 0.7% 1.0% 1.3%1.1% 0.5% 1.8% 1.1% 0.3% 0.1% 0.9% 0.3% 0.1% 1.3% 0.2% 1.6% 1.1% 2.1% 0.4% 1.6% 0.2% 0.3% 25 13.00 x EBIT D AR CFC (TRAILING 12 MONTHS ENDED 03/31/2017 ) HIGHER RIS K LOWER RIS K HIGHER RISK LOWER RISK TERM (YEARS TO EXPIRATION) % Senior Housing Other No Corporate Guaranty Share of HCP Cash NOI and Interest Income INVESTMENT TYPE (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third-party debt repayment. Excludes properties sold in the quarter, master leases with properties acquired during the period required to calculate CFC, and master leases that include newly completed developments that are not stabilized. (2) Percentage of Cash NOI (excluding Cash NOI from assets sold in the quarter) supported by a corporate guaranty. EBITDAR CFC % of HCP Cash NOI and Interest Income # of Leases Weighted Average Maturity in Years Guaranty(2) Less than 1.0x 4.2 6 8.2 52.4% 1.00x - 1.25x 12.3 10 9.5 95.9% 1.26x - 1.50x 7.0 5 9.7 31.4% 1.51x and above 3.9 5 7.2 100.0% Triple-Net Master Lease Profile(1)

Senior Housing Triple-net

As of and for the quarter ended June 30, 2017, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC
Assisted living	174	$ 2,848,310	$ 53,478	14,649	85.5	$ 5,873	1.32x	1.10x
Independent living	26	555,940	12,822	3,448	88.2	3,922	1.28x	1.13x
CCRC	9	455,886	10,491	2,462	87.0	5,895	1.34x	1.13x
Total	**209**	**$ 3,860,136**	**$ 76,791**	**20,559**	**86.2**	**$ 5,536**	**1.32x**	**1.11x**

Operator	Investment	Cash NOI	Properties Count	Properties % Pooled	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC[1]
Brookdale	**$ 1,639,884**	**$ 34,110**	**103**	**97**	**10,092**	**86.8**	**$ 4,748**	**1.34x**	**1.16x**
Sunrise Senior Living	1,354,765	23,748	48	98	5,549	87.5	7,174	1.38x	1.11x
Harbor Retirement Associates	212,235	4,794	14	100	1,343	77.4	5,982	1.33x	1.12x
Aegis Senior Living	182,152	4,398	10	80	701	89.6	7,928	1.31x	1.14x
Capital Senior Living	181,988	4,340	15	100	1,508	83.1	3,277	1.16x	1.01x
Remaining	289,112	5,401	19	63	1,366	86.5	5,338	0.97x	0.83x
Subtotal excluding Brookdale	**$ 2,220,252**	**$ 42,681**	**106**	**91**	**10,467**	**85.6**	**$ 6,329**	**1.30x**	**1.07x**
Total	**$ 3,860,136**	**$ 76,791**	**209**	**94**	**20,559**	**86.2**	**$ 5,536**	**1.32x**	**1.11x**

(1) Excluding the previously announced planned sale or transition of 25 properties and reflecting the November 2016 reallocated, annualized rents, the EBITDAR CFC for Brookdale is approximately 1.2x and total senior housing triple-net increases 1 - 2 basis points.

27

28 Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 2Q16 3Q16 4Q16 1Q17 2Q17 Property count 209 209 209 209 209 Investment $ 3,831,482 $ 3,841,080 $ 3,849,799 $ 3,856,908 $ 3,860,136 Units 20,578 20,580 20,562 20,559 20,559 Occupancy % 86.6 86.8 86.8 86.6 86.1 REVPOR $ 5,447 $ 5,446 $ 5,456 $ 5,447 $ 5,544 EBITDARM CFC 1.34x 1.34x 1.33x 1.32x 1.32x EBITDAR CFC 1.13x 1.12x 1.12x 1.11x 1.11x NOI: Total revenues $ 76,890 $ 75,690 $ 78,264 $ 76,769 $ 78,079 Operating expenses (169) (168) 262 (157) (157) $ 76,721 $ 75,522 $ 78,526 $ 76,612 $ 77,922 Cash NOI: Non-cash adjustments to NOI (1,200) (118) 493 (1,516) (407) $ 75,521 $ 75,404 $ 79,019 $ 75,096 $ 77,515 Year-Over-Year Three-Month SPP Growth 2.6%

Senior Housing Triple-net

New Supply - Assisted Living

As of and for the quarter ended June 30, 2017, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	**Units**	**Cash NOI**	**% of Triple-net Cash NOI**	**Properties/ Units Under Construction[2]**	**Cash NOI Exposed to New Supply[3]**	**5-Year 80+ Population Growth % 2017-2022**	**75+ Penetration Rate %**	**Qualified Care Giver %**	**Median Household Income**	**Affordability (in years)**	**75+ Median Net Worth**	**Unemploy-ment %**
US National Average						*10.6*	*4.9*	*4.7*	*$ 56*	*N/A*	*$ 213*	*5.5*
New York, NY	1,148	$ 5,755	7.5	6 / 763	$ 1,980	8.6	1.7	5.1	85	3.3	197	4.8
Washington, DC	609	2,890	3.8	4 / 432	2,097	11.8	3.3	9.2	103	6.8	250	3.3
Seattle, WA	513	2,674	3.5	1 / 60	1,218	10.6	5.8	8.0	84	6.0	250	4.1
San Francisco, CA	359	2,483	3.2	1 / 16	1,658	10.9	5.4	7.4	84	5.6	250	4.9
Los Angeles, CA	384	2,340	3.0	-- / --	—	7.5	3.0	5.4	71	3.8	238	4.5
Portland, OR	762	2,042	2.7	3 / 336	697	12.1	7.3	6.0	66	>15	213	4.8
Charlotte, NC	641	2,036	2.7	-- / --	—	16.1	7.7	5.8	61	8.9	225	5.3
Atlanta, GA	678	1,878	2.4	1 / 94	482	14.0	6.5	6.9	70	14.7	223	4.0
Chicago, IL	351	1,650	2.1	5 / 372	1,650	8.5	3.8	8.8	90	6.1	250	3.9
Baltimore, MD	293	1,544	2.0	1 / 100	319	13.7	3.8	7.6	86	4.1	225	4.7
Detroit, MI	330	1,289	1.7	3 / 389	691	7.9	3.9	7.6	71	6.6	238	4.6
Dallas, TX	401	1,180	1.5	1 / 168	714	16.3	6.5	6.4	67	>15	247	4.6
Riverside, CA	287	1,120	1.5	1 / 11	179	16.5	3.5	5.8	75	11.7	243	5.8
Houston, TX	308	1,044	1.4	-- / --	—	23.1	5.1	6.7	79	>15	250	5.0
Santa Rosa, CA	161	983	1.3	-- / --	—	9.4	4.1	5.2	62	3.2	212	5.3
St. Louis, MO	152	857	1.1	1 / 85	716	1.9	3.0	5.9	62	3.6	232	4.4
Philadelphia, PA	186	777	1.0	-- / --	—	5.7	5.2	8.4	81	9.8	247	4.0
San Diego, CA	116	767	1.0	-- / --	—	6.0	8.7	5.1	62	9.2	244	4.3
Denver, CO	178	730	1.0	1 / 163	730	20.1	6.8	8.8	81	3.9	250	2.3
Jacksonville, FL	169	662	0.9	-- / --	—	21.2	5.8	5.2	56	8.6	244	4.3
Remaining	6,623	18,777	24.3	6 / 453	1,396	10.3	3.9	5.0	56	6.8	216	5.5
Total	**14,649**	**$ 53,478**	**69.6**	**35 / 3,442**	**$ 14,527**	**10.0**	**3.7**	**6.2**	**$ 71**	**6.2**	**$ 229**	**4.7**
% of Total Cash NOI and Interest Income					**4.5%**							

(1) Demographic data provided by Environmental Systems Research ("ESRI") for 2017. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended June 30, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

29

Senior Housing Triple-net

New Supply - Independent Living & CCRC

As of and for the quarter ended June 30, 2017, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI	% of Triple Net Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 75+ Population Growth % 2017-2022	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemploy-ment %
US National Average						*18.5*	*6.1*	*4.7*	*$ 56*	*N/A*	*$ 213*	*5.5*
Washington, DC	788	$ 3,772	4.9	1 / 212	$ 492	25.5	5.0	9.0	102	>15	250	3.1
Philadelphia, PA	542	2,944	3.8	-- / --	—	11.9	4.5	4.8	53	4.7	200	7.9
Providence, RI	549	2,147	2.8	-- / --	—	12.1	3.2	5.2	58	3.1	135	5.0
Austin, TX	269	1,500	2.0	-- / --	—	24.0	7.0	5.1	53	3.9	236	4.2
Denver, CO	236	1,350	1.8	1 / 53	1,350	21.5	7.5	4.7	55	4.7	170	3.1
Jacksonville, FL	317	1,286	1.7	-- / --	—	16.8	6.1	3.9	53	11.0	185	5.9
Sebastian, FL	213	1,130	1.5	-- / --	—	14.4	1.0	3.9	47	>15	250	10.1
Dallas, TX	445	1,099	1.4	-- / --	—	22.4	5.7	4.7	59	>15	242	5.7
Tucson, AZ	282	887	1.2	-- / --	—	19.2	13.8	6.2	55	8.1	233	5.0
Portland, OR	406	885	1.2	-- / --	—	14.0	4.6	4.6	56	>15	187	4.7
Remaining	1,863	6,313	8.1	1 / 128	643	14.4	2.9	4.5	61	>15	236	6.1
Total	**5,910**	**$ 23,313**	**30.4**	**3 / 393**	**$ 2,485**	**16.1**	**4.6**	**5.7**	**$ 64**	**9.9**	**$ 217**	**5.8**
% of Total Cash NOI and Interest Income					**0.8%**							

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended June 30, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

30

31 SHOP As of and for the quarter ended June 30, 2017, dollars in thousands, except REVPOR Property Count Investment Cash NOI Units Occupancy % REVPOR Wholly-Owned AL 48 $ 930,900 $ 14,762 4,857 83.9 $ 4,493 IL 32 1,365,281 24,001 6,946 88.9 3,544 CCRC 1 25,877 799 244 86.5 7,408 81 $ 2,322,058 $ 39,562 12,047 86.8 $ 3,999 HCP's Share of Unconsolidated JVs AL 50 $ 386,182 $ 6,338 5,226 83.2 $ 5,480 IL 6 74,252 949 724 96.2 3,293 CCRC 16 717,639 13,105 7,487 85.0 5,396 72 $ 1,178,073 $ 20,392 13,437 84.9 $ 5,316 Total 153 $ 3,500,131 $ 59,954 25,484 86.2 $ 4,434 Operator Brookdale 124 $ 2,966,807 $ 53,077 22,339 86.7 $ 4,438 Atria Senior Living 7 137,643 3,396 1,040 91.0 3,868 Senior Lifestyle Corp. 7 193,388 2,160 640 77.6 5,510 MBK Senior Living 5 86,701 1,613 640 94.8 4,409 Remaining 10 115,592 (292) 825 72.5 4,142 Total 153 $ 3,500,131 $ 59,954 25,484 86.2 $ 4,434

SHOP | MSA

As of and for the quarter ended June 30, 2017, dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

OPERATING PORTFOLIO METRICS

				Units[1]				REVPOR[1]		
MSA	**Investment**	**Cash NOI**	**% of Cash NOI**	**AL**	**IL**	**CCRC**	**Occupancy %**	**AL**	**IL**	**CCRC**
Tampa, FL	$ 322,505	$ 6,880	11.5	182	424	2,178	89.8	$ 4,013	$ 3,780	$ 5,512
Houston, TX	378,780	6,456	10.8	87	1,837	449	88.8	5,801	2,513	6,892
Miami, FL	278,140	4,953	8.3	736	963	—	85.5	4,364	4,005	—
Denver, CO	294,622	4,257	7.1	154	702	—	93.6	4,016	4,425	—
Chicago, IL	229,169	3,004	5.0	348	948	—	85.3	6,589	3,819	—
Orlando, FL	110,149	2,507	4.2	232	—	1,006	78.5	4,159	—	5,670
Sarasota, FL	150,555	1,965	3.3	259	164	745	74.5	4,119	5,112	5,003
Washington, DC	137,070	1,844	3.1	541	—	—	82.4	5,986	—	—
Los Angeles, CA	54,115	1,566	2.6	445	—	—	94.2	6,016	—	—
Baltimore, MD	122,298	1,541	2.6	522	—	—	80.4	5,643	—	—
Philadelphia, PA	63,163	1,402	2.3	—	—	435	94.5	—	—	5,786
Dallas, TX	79,795	1,396	2.3	453	257	—	90.1	3,865	2,156	—
Providence, RI	81,918	1,343	2.2	191	413	—	80.8	4,822	3,920	—
Jacksonville, FL	91,635	1,310	2.2	—	—	541	81.8	—	—	7,059
Memphis, TN	77,164	1,285	2.1	224	—	—	95.2	5,468	—	—
Richmond, VA	69,390	1,254	2.1	303	—	—	85.7	5,315	—	—
Punta Gorda, FL	38,236	1,149	1.9	—	—	661	82.7	—	—	5,395
Phoenix, AZ	41,749	1,085	1.8	—	211	—	89.9	—	3,873	—
Grand Rapids, MI	53,478	1,080	1.8	—	—	406	91.3	—	—	5,518
Riverside, CA	49,081	1,070	1.8	316	183	—	89.4	4,794	3,525	—
Remaining	777,119	12,607	21.0	5,090	1,568	1,310	85.6	4,562	3,699	4,268
Total	**$ 3,500,131**	**$ 59,954**	**100.0**	**10,083**	**7,670**	**7,731**	**86.2**	**$ 4,787**	**$ 3,534**	**$ 5,524**

(1) Units and REVPOR are based on the majority type within each community. AL includes needs-based care such as memory care.

32

33 SHOP Trend Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs TOTAL OPERATING PORTFOLIO 2Q16 3Q16 4Q16 1Q17(1) 2Q17 Property count 130 143 152 153 153 Investment $ 3,539,673 $ 3,831,503 $ 3,986,662 $ 3,481,155 $ 3,500,131 Units 23,237 24,440 25,407 25,472 25,484 Occupancy % 87.5 88.2 87.8 87.6 86.2 REVPOR $ 4,291 $ 4,322 $ 4,347 $ 4,414 $ 4,434 NOI: Total revenues $ 217,056 $ 221,712 $ 238,285 $ 216,592 $ 206,784 Operating expenses (157,917) (163,965) (171,468) (154,066) (151,353) $ 59,139 $ 57,747 $ 66,817 $ 62,526 $ 55,431 Cash NOI: Non-cash adjustments to NOI 4,250 4,081 4,798 3,154 4,523 $ 63,389 $ 61,828 $ 71,615 $ 65,680 $ 59,954 Cash NOI Margin % 28.5 27.3 29.5 29.8 28.3 (1) Reflects the January 2017 sale of a 40% interest in RIDEA II.

SHOP | Same Property Portfolio

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

TOTAL SHOP[(1)(2)]

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	124	124	124	124	124
Investment	$ 2,906,605	$ 2,926,860	$ 2,944,854	$ 2,956,051	$ 2,970,344
Units	22,333	22,332	22,351	22,322	22,335
Occupancy %	88.7	88.9	88.7	88.1	86.8
REVPOR	$ 4,133	$ 4,134	$ 4,161	$ 4,290	$ 4,306
NOI:					
Total revenues	$ 166,942	$ 167,072	$ 167,935	$ 171,761	$ 169,868
Operating expenses	(119,748)	(122,497)	(119,105)	(121,367)	(124,458)
	$ 47,194	**$ 44,575**	**$ 48,830**	**$ 50,394**	**$ 45,410**
Cash NOI:					
Non-cash adjustments to NOI	(922)	(403)	(95)	(337)	143
	$ 46,272	**$ 44,172**	**$ 48,735**	**$ 50,057**	**$ 45,553**
Cash NOI Margin %	27.7	26.4	29.0	29.2	26.8
		Year-Over-Year Three-Month SPP Growth			**(1.6%)**

ASSISTED LIVING/INDEPENDENT LIVING PORTFOLIO[(2)]

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	109	109	109	109	109
Investment	$ 2,228,530	$ 2,241,394	$ 2,253,446	$ 2,261,289	$ 2,269,568
Units	15,158	15,157	15,158	15,124	15,090
Occupancy %	89.7	89.9	89.6	88.8	87.3
REVPOR	$ 3,897	$ 3,906	$ 3,914	$ 4,065	$ 4,081
NOI:					
Total revenues	$ 122,350	$ 122,580	$ 122,508	$ 125,862	$ 124,108
Operating expenses	(81,021)	(83,184)	(80,880)	(82,246)	(84,062)
	$ 41,329	**$ 39,396**	**$ 41,628**	**$ 43,616**	**$ 40,046**
Cash NOI:					
Non-cash adjustments to NOI	(957)	(424)	(74)	(309)	142
	$ 40,372	**$ 38,972**	**$ 41,554**	**$ 43,307**	**$ 40,188**
Cash NOI Margin %	33.0	31.8	33.9	34.4	32.4
		Year-Over-Year Three-Month SPP Growth			**(0.5%)**

(1) Excludes non-refundable cash Entrance Fees and related activity such as deferred expenses, amortization, reserves and management fees related to Entrance Fees.
(2) Reflects the January 2017 sale of a 40% interest in RIDEA II as if it occurred at the beginning of the earliest period presented. Includes a CCRC rental community that is not part of our CCRC JV.

34

SHOP | CCRC JV Same Property Portfolio[(1)(2)]

Dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

CCRC JV

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	15	15	15	15	15
Investment	$ 678,075	$ 685,466	$ 691,408	$ 694,762	$ 700,776
Units	7,175	7,175	7,193	7,198	7,245
Occupancy %	85.3	85.6	85.6	85.7	85.2
REVPOR	$ 4,958	$ 4,931	$ 5,013	$ 5,060	$ 5,065
NOI:					
Total revenues	$ 44,592	$ 44,492	$ 45,427	$ 45,899	$ 45,760
Operating expenses	(38,727)	(39,313)	(38,225)	(39,121)	(40,396)
	$ 5,865	**$ 5,179**	**$ 7,202**	**$ 6,778**	**$ 5,364**
Cash NOI:					
Non-cash adjustments to NOI	35	21	(21)	(28)	1
	$ 5,900	**$ 5,200**	**$ 7,181**	**$ 6,750**	**$ 5,365**
Cash NOI Margin %	13.2	11.7	15.8	14.7	11.7
			Year-Over-Year Three-Month SPP Growth		**(9.1%)**

NON-REFUNDABLE ENTRANCE FEES

	2Q16	3Q16	4Q16	1Q17	2Q17
Non-refundable Entrance Fees ("NREFs"), net[(3)]	$ 7,637	$ 6,803	$ 7,159	$ 6,352	$ 7,716
SPP Cash NOI plus NREFs, net	**$ 13,537**	**$ 12,003**	**$ 14,340**	**$ 13,103**	**$ 13,081**
Margin % including NREFs, net	25.7	23.2	27.1	24.9	24.3
		Year-Over-Year Three-Month Growth including NREFs, net			**(3.4%)**

(1) Excludes a CCRC rental community that is not part of our CCRC JV.

(2) Same property NOI and Cash NOI exclude non-refundable Entrance Fees and related activity such as deferred expenses, amortization, reserves and related management fees.

(3) Represents NREFs net of a 15% reserve for statutory refunds due to early terminations and related management fees. See Entrance Fees in Glossary.

35

SHOP | New Supply - Assisted Living

As of and for the quarter ended June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]									
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2017-2022	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment%
US National Average						*10.6*	*4.9*	*4.7*	*$ 56*	*N/A*	*$ 213*	*5.5*
Washington, DC	541	$ 1,844	3.1	2 / 126	$ 746	12.1	2.7	8.9	104	9.3	250	3.1
Los Angeles, CA	445	1,566	2.6	1 / 201	273	18.0	3.3	7.8	92	10.3	250	4.4
Baltimore, MD	522	1,541	2.6	1 / 100	223	5.8	2.8	6.1	74	8.2	230	5.3
Miami, FL	736	1,400	2.3	2 / 224	176	6.7	3.2	3.6	51	9.3	229	7.9
Memphis, TN	224	1,280	2.1	1 / 180	1,245	11.7	4.7	7.1	71	13.4	250	4.5
Richmond, VA	303	1,254	2.1	4 / 215	1,254	6.8	15.1	8.2	82	14.1	243	3.2
Dallas, TX	453	1,135	1.9	3 / 334	552	13.1	4.6	4.9	58	>15	234	5.4
Austin, TX	276	1,070	1.8	2 / 292	701	16.9	8.3	5.7	57	6.3	200	4.4
Sebastian, FL	104	732	1.2	-- / --	—	6.2	4.3	3.7	47	12.7	237	10.0
Orlando, FL	232	695	1.2	1 / 89	150	11.6	7.2	4.7	54	>15	215	5.8
Cincinnati, OH	341	686	1.1	-- / --	—	3.4	4.4	4.5	54	>15	228	5.8
Denver, CO	154	674	1.1	1 / 74	674	13.9	4.9	4.7	53	>15	202	3.2
Tampa, FL	182	570	1.0	-- / --	—	9.1	5.6	4.8	50	12.2	196	5.7
Albuquerque, NM	180	565	0.9	1 / 36	28	2.9	1.6	2.9	38	9.3	182	8.0
Houston, TX	87	522	0.9	-- / --	—	23.7	5.1	7.4	84	12.5	250	5.0
Detroit, MI	120	483	0.8	-- / --	—	10.9	2.6	5.6	60	>15	236	5.4
San Diego, CA	318	481	0.8	1 / 64	250	8.8	4.8	7.4	97	5.1	250	4.1
Sarasota, FL	259	413	0.7	4 / 342	413	14.0	4.1	3.7	52	>15	250	5.8
Providence, RI	191	409	0.7	-- / --	—	1.9	5.0	5.1	56	4.5	146	4.6
Ventura, CA	159	389	0.6	1 / 130	389	11.2	5.5	9.1	100	4.2	250	4.4
Remaining	4,256	3,391	5.7	7 / 643	309	7.0	3.6	5.2	59	9.8	220	4.9
Total	**10,083**	**$ 21,100**	**35.2**	**32 / 3,050**	**$ 7,383**	**9.7**	**4.2**	**5.9**	**$ 72**	**10.3**	**$ 242**	**5.0**
% of Total Cash NOI and Interest Income					**2.3%**							

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended June 30, 2017. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See Glossary for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

36

SHOP | New Supply - Independent Living & CCRC

As of and for the quarter ended June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 75+ Population Growth % 2017-2022	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemploy-ment%
US National Average						*18.5*	*6.1*	*4.7*	*$ 56*	*N/A*	*$ 213*	*5.5*
Tampa, FL	2,602	$ 6,310	10.5	-- / --	$ —	16.3	2.9	3.7	50	7.9	216	5.9
Houston, TX	2,286	5,934	9.9	1 / 204	930	26.6	8.0	6.7	74	>15	250	5.6
Denver, CO	702	3,583	6.0	3 / 513	2,807	18.3	5.5	5.2	58	>15	239	3.1
Miami, FL	963	3,553	5.9	1 / 320	381	17.6	2.2	3.7	53	>15	229	8.2
Chicago, IL	948	2,856	4.8	2 / 282	1,811	15.5	4.9	8.3	89	>15	244	4.8
Orlando, FL	1,006	1,812	3.0	-- / --	—	50.6	3.2	2.3	45	7.5	250	7.0
Sarasota, FL	909	1,552	2.6	-- / --	—	19.3	4.0	3.8	50	10.5	250	5.3
Philadelphia, PA	435	1,402	2.3	1 / 55	1,402	22.4	14.7	9.8	103	11.3	250	4.5
Jacksonville, FL	541	1,313	2.2	-- / --	—	20.9	8.0	4.5	56	5.1	246	5.6
Punta Gorda, FL	661	1,149	1.9	-- / --	—	24.5	6.6	2.8	51	8.5	250	7.3
Remaining	4,348	9,390	15.7	2 / 446	1,347	15.6	4.8	4.7	58	>15	221	5.5
Total	**15,401**	**$ 38,854**	**64.8**	**10 / 1,820**	**$ 8,678**	**19.8**	**4.7**	**5.2**	**$ 61**	**>15**	**$ 235**	**5.6**
% Total Cash NOI and Interest Income					**2.7%**							

(1) Demographic data provided by ESRI for 2017. Construction and supply data provided by NIC for the quarter ended June 30, 2017. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See Glossary for further discussion.

(2) Represents the number of properties and units with similar care types that are under construction.

(3) Represents the Company's Cash NOI exposed to new construction and material expansions.

37

38 Life Science As of and for the quarter ended June 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs INVESTMENTS MSA Property Count Investment Cash NOI Square Feet Occupancy % Wholly-Owned San Francisco/San Jose, CA 81 $ 2,713,485 $ 51,389 4,571 96.7 San Diego, CA 26 743,612 13,203 1,925 95.7 Remaining 8 153,150 3,271 512 100.0 115 $ 3,610,247 $ 67,863 7,008 96.6 HCP's Share of Unconsolidated JVs San Diego, CA 2 $ 46,611 $ 827 131 96.3 San Francisco, CA 2 41,363 780 147 100.0 4 $ 87,974 $ 1,607 278 98.2 119 $ 3,698,221 $ 69,470 7,286 96.7 SAME PROPERTY PORTFOLIO 2Q16 3Q16 4Q16 1Q17 2Q17 Property count 116 116 116 116 116 Investment $ 3,474,636 $ 3,480,245 $ 3,485,953 $ 3,491,699 $ 3,499,520 Square feet 6,956 6,956 6,955 6,954 6,955 Occupancy % 98.5 97.3 97.3 97.3 96.5 NOI: Total revenues $ 81,117 $ 81,347 $ 82,099 $ 82,532 $ 83,715 Operating expenses (15,755) (16,100) (16,619) (15,536) (16,988) $ 65,362 $ 65,247 $ 65,480 $ 66,996 $ 66,727 Cash NOI: Non-cash adjustments to NOI 1 323 (728) 328 1,022 $ 65,363 $ 65,570 $ 64,752 $ 67,324 $ 67,749 Year-Over-Year Three-Month SPP Growth % 3.7%

Life Science

As of June 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco / San Jose		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2017 [1]	349	5	$ 9,976	3	156	$ 3,447	193	$ 6,529	—	$ —
2018	1,015	14	44,768	15	903	41,532	76	2,674	36	562
2019	741	11	27,602	9	322	9,629	419	17,973	—	—
2020	678	10	22,172	8	387	13,426	291	8,746	—	—
2021	795	11	44,833	15	740	42,949	55	1,884	—	—
Thereafter	3,468	49	142,952	50	2,060	104,248	932	25,063	476	13,641
	7,046	**100**	**$ 292,303**	**100**	**4,568**	**$ 215,231**	**1,966**	**$ 62,869**	**512**	**$ 14,203**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent		
	Remaining Lease Term in Years	Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	5.2	684	10	$ 48,625	17	A
Google	5.2	729	10	30,240	10	AA+
Genentech [2]	1.1	400	6	22,793	8	AA
Rigel Pharmaceuticals	5.6	147	2	16,207	6	-
Takeda	1.9	166	2	9,428	3	A-
Myriad Genetics	7.9	310	4	7,798	3	-
General Atomics	14.0	397	6	6,914	2	-
Duke University	12.3	166	2	5,844	2	AA+
NuVasive	6.2	145	2	5,364	2	-
CytomX Therapeutics	9.3	76	1	4,600	2	-
Remaining	4.1	3,826	55	134,490	45	-
	4.8	**7,046**	**100**	**$ 292,303**	**100**	



University, Government, Research 4%
Public Biotech / Medical Device 43%
Office and R&D 16%
Pharma 19%
Private Biotech / Medical Device 18%

(1) Includes month-to-month and holdover leases.
(2) Includes 337,000 square feet and Annualized Base Rent of $20.6 million related to a purchase option exercised by Genentech that is expected to close in July 2018.

39

40 Life Science Square feet in thousands, includes unconsolidated JVs LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change in Cash Rents(1) HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of March 31, 2017 6,968 $ 41.25 Acquisitions 75 23.64 Dispositions (15) 33.36 Developments 65 58.20 Redevelopments (60) 47.76 Expirations (523) 68.99 Renewals, amendments and extensions 331 62.30 (18.7) $ 6.96 $ 7.89 46 57.6% New leases 205 46.37 $ 45.96 $ 13.95 81 Leased Square Feet as of June 30, 2017 7,046 $ 41.49 (1) Reflects change in cash rents for all renewals. Seaport Plaza Redwood City, CA

Medical Office

As of and for the quarter ended June 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO BY MARKET

				Square Feet						
				On-campus[1]		Off-campus[2]		Total		
MSA	Investment	Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	$ 484,210	$ 8,677	90.7	1,840	34	278	—	2,118	34	12
Houston, TX	507,063	8,625	93.7	1,105	1,425	287	—	1,392	1,425	16
Seattle, WA	214,174	6,441	99.1	667	—	—	—	667	—	4
Nashville, TN	156,577	4,573	96.3	1,288	10	—	—	1,288	10	7
Louisville, KY	217,388	4,567	91.8	669	17	447	15	1,116	32	6
Philadelphia, PA	261,387	4,425	87.6	705	—	210	90	915	90	6
Denver, CO	229,312	4,423	89.5	999	—	—	—	999	—	6
Salt Lake City, UT	143,775	3,377	96.9	434	63	154	116	588	179	4
Phoenix, AZ	170,062	2,981	88.9	519	—	208	—	727	—	4
Miami, FL	100,783	2,208	86.1	531	—	—	29	531	29	3
San Diego, CA	108,497	2,146	96.7	—	176	155	—	155	176	2
Kansas City, MO	76,825	1,627	97.9	260	—	—	8	260	8	1
Las Vegas, NV	112,870	1,575	83.5	528	—	—	—	528	—	3
Los Angeles, CA	86,703	1,253	84.3	106	—	174	—	280	—	2
Ogden, UT	67,845	1,238	80.1	321	—	13	68	334	68	2
San Antonio, TX	69,133	1,237	83.3	353	—	—	—	353	—	2
Washington, DC	57,674	885	80.3	55	29	99	—	154	29	1
Sacramento, CA	74,314	863	94.4	—	—	29	92	29	92	1
Baltimore, MD	31,338	818	96.8	—	63	38	58	38	121	1
Jackson, MS	30,102	811	100.0	—	132	—	—	—	132	1
Remaining	648,411	9,414	94.8	1,605	1,063	267	227	1,872	1,290	16
	$ 3,848,443	**$ 72,164**	**92.0**	**11,985**	**3,012**	**2,359**	**703**	**14,344**	**3,715**	**100**

(1) Includes 6.5 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(2) Includes facilities that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

41

Medical Office

As of and for the quarter ended June 30, 2017, square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SQUARE FEET BY HEALTH SYSTEM

			Square Feet						Directly Leased by Health System	
Health System	Health System Rank[1]	Credit Rating	On-Campus	Anchored[2]	Adjacent[2]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA Holdings, Inc.	2	Ba2	7,158	60	183	—	7,401	41.0	16.5	18.5
Memorial Hermann Health System	41	A1	1,540	80	—	—	1,620	9.0	9.5	4.9
Community Health Systems, Inc.	6	B2	1,251	140	—	—	1,391	7.7	8.0	5.3
Norton Healthcare	102	--	686	15	328	—	1,029	5.7	3.7	3.6
Jefferson Health	95	A2	705	—	—	—	705	3.9	2.2	2.4
Providence Health & Services	8	Aa3	563	—	—	—	563	3.1	1.7	2.8
Tenet Healthcare Corporation	5	B2	472	—	53	—	525	2.9	0.4	0.3
Iasis Healthcare Corporation	72	B2	492	—	—	—	492	2.7	1.5	1.4
Remaining - credit rated			1,738	616	458	—	2,812	15.6		
Non-credit rated			392	33	121	975	1,521	8.4		
Total			**14,997**	**944**	**1,143**	**975**	**18,059**	**100.0**	**43.5**	**39.2**
% of Total			**83.1**	**5.2**	**6.3**	**5.4**				
Total Healthcare Affiliated				**94.6%**						

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[3]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of March 31, 2017	16,786	$ 22.74					
Dispositions	(10)	20.60					
Developments and Redevelopments	(48)	17.81					
Expirations	(847)	23.64					
Renewals, amendments and extensions	748	23.48	1.2	$ 7.92	$ 3.28	55	86.8%
New leases	110	24.33		22.53	5.87	71	
Terminations	(114)	22.26					
Leased Square Feet as of June 30, 2017	**16,625**	**$ 22.74**					

(1) Ranked by revenue based on the 2016 *Modern Healthcare's Healthcare Systems Financial Database*.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored, (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

42

Medical Office

As of and for the quarter ended June 30, 2017, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus			Off-Campus	
Year	**Leased Square Feet**	**%**	**Annualized Base Rent**	**%**	**Square Feet**	**Annualized Base Rent**	**%**	**Square Feet**	**Annualized Base Rent**
2017 (1)	1,542	9	$ 37,891	10	1,335	$ 33,550		207	$ 4,341
2018	2,429	15	57,289	15	2,018	47,771		411	9,518
2019	2,090	13	50,600	13	1,685	40,728		405	9,872
2020	2,138	13	54,513	14	1,884	48,717		254	5,796
2021	1,505	9	37,489	10	1,286	32,220		219	5,269
Thereafter	6,921	41	138,724	38	5,657	109,707		1,264	29,017
	16,625	**100**	**$ 376,506**	**100**	**13,865**	**$ 312,693**		**2,760**	**$ 63,813**

SAME PROPERTY PORTFOLIO

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	215	215	215	215	215
Investment	$ 3,137,385	$ 3,152,639	$ 3,171,259	$ 3,184,171	$ 3,200,168
Square feet	15,795	15,795	15,800	15,806	15,701
Occupancy %	92.0	92.0	92.1	92.1	92.0
NOI:					
Total revenues	$ 99,180	$ 100,726	$ 100,298	$ 100,723	$ 101,778
Operating expenses	(37,095)	(38,429)	(36,572)	(37,218)	(38,594)
	$ 62,085	**$ 62,297**	**$ 63,726**	**$ 63,505**	**$ 63,184**
Cash NOI:					
Non-cash adjustments to NOI	29	285	(337)	177	568
	$ 62,114	**$ 62,582**	**$ 63,389**	**$ 63,682**	**$ 63,752**
		Year-Over-Year Three-Month SPP Growth			**2.6%**

(1) Includes month-to-month and holdover leases.

43

Other

As of and for the quarter ended June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

LEASED PROPERTIES

Type/Operator	Property Count		Investment		Cash NOI	Beds	Occupancy %[1]	EBITDARM CFC[1]	EBITDAR CFC[1]
Hospitals									
Acute care	4	$	341,034	$	13,605	1,438	50.3	8.46x	7.94x
Remaining	10		189,876		5,612	696	53.3	2.31x	2.03x
	14	**$**	**530,910**	**$**	**19,217**	**2,134**	**52.1**	**6.50x**	**6.06x**
United Kingdom									
Maria Mallaband	25	$	158,853	$	2,841	1,143	89.1	1.64x	1.39x
HC-One	36		229,422		4,350	2,041	92.2	1.53x	1.26x
	61	**$**	**388,275**	**$**	**7,191**	**3,184**	**91.1**	**1.57x**	**1.31x**
Post-acute/skilled									
Wholly-Owned	1	$	17,908	$	308	120	90.9	2.29x	1.91x
HCP's Share of Unconsolidated JVs	4		9,150		398	420	73.6	N/A	N/A
	5	**$**	**27,058**	**$**	**706**	**540**	**78.1**		
Total Leased Properties	**80**	**$**	**946,243**	**$**	**27,114**				

DEBT INVESTMENTS

		Investment		Interest Income	DSC	Yield	Weighted Average Maturity in Years
Tandem Consulate Health Care[2][3]	$	200,000	$	7,589	1.21x	11.9%	1.3
Maria Mallaband - UK		145,743		2,538	N/A	7.2%	6.3
HC-One - UK[4]		—		9,371	N/A	N/A	N/A
Remaining		66,279		1,371		8.3%	3.4
Total Debt Investments	**$**	**412,022**	**$**	**20,869**			

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

(2) In June 2017, the Company recorded a $57 million impairment charge on our $257 million loan investment. On July 31, 2017, we entered into a definitive agreement to sell the loan for $197 million. The terms of the agreement require a closing on or before December 31, 2017 and require the borrower to remain current on its non-default interest payments to HCP, which are based on the original loan balance of $257 million.

(3) DSC represents Facility EBITDAR for the 69 facilities securing HCP's debt investment, net of an imputed management fee of 5% of revenues and rent payments under third-party leases, divided by Debt Service payments due HCP and the senior note holders. Facility EBITDAR and Debt Service payments are for the trailing 12 month period ended March 31, 2017.

(4) On June 30, 2017, the Company received £283 million ($367 million) from the repayment of its HC-One mezzanine loan.

44

Other | Same Property Portfolio

As of and for the quarter ended June 30, 2017, dollars in thousands

HOSPITALS

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	14	14	14	14	14
Investment	$ 530,817	$ 530,775	$ 530,777	$ 530,910	$ 530,910
Beds	2,011	2,134	2,134	2,134	2,134
Occupancy %(1)	56.3	53.8	50.7	51.2	52.1
EBITDARM CFC(1)	6.93x	6.92x	6.74x	6.68x	6.50x
EBITDAR CFC(1)	6.50x	6.48x	6.30x	6.24x	6.06x
NOI:					
Total revenues	$ 19,549	$ 20,333	$ 20,386	$ 20,877	$ 20,460
Operating expenses	(1,003)	(1,190)	(1,224)	(1,205)	(1,047)
	$ 18,546	**$ 19,143**	**$ 19,162**	**$ 19,672**	**$ 19,413**
Cash NOI:					
Non-cash adjustments to NOI	582	(346)	(340)	(250)	(165)
	$ 19,128	**$ 18,797**	**$ 18,822**	**$ 19,422**	**$ 19,248**
		Year-Over-Year Three-Month SPP Growth			**0.6%**

UNITED KINGDOM

	2Q16	3Q16	4Q16	1Q17	2Q17
Property count	61	61	61	61	61
Investment	$ 399,181	$ 387,573	$ 369,612	$ 373,799	$ 388,275
Beds	3,189	3,187	3,198	3,198	3,184
Occupancy %	92.8	92.9	92.9	92.8	91.1
EBITDARM CFC	1.49x	1.55x	1.56x	1.56x	1.57x
EBITDAR CFC	1.25x	1.30x	1.31x	1.31x	1.31x
NOI:					
Total revenues	$ 8,678	$ 7,969	$ 7,583	$ 7,592	$ 7,891
FX adjustment	(940)	(201)	236	247	—
	$ 7,738	**$ 7,768**	**$ 7,819**	**$ 7,839**	**$ 7,891**
Cash NOI:					
Non-cash adjustments to NOI	(921)	(792)	(753)	(762)	(700)
FX adjustment	100	20	(24)	(25)	—
	$ 6,917	**$ 6,996**	**$ 7,042**	**$ 7,052**	**$ 7,191**
		Year-Over-Year Three-Month SPP Growth			**4.0%**

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

45

46 Other Same Property Portfolio As of and for the quarter ended June 30, 2017, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs TOTAL OTHER(1) 2Q16 3Q16 4Q16 1Q17 2Q17 Property count 80 80 80 80 80 Investment $ 957,057 $ 945,406 $ 927,448 $ 931,767 $ 946,243 NOI: Total revenues $ 28,936 $ 29,014 $ 28,678 $ 29,195 $ 29,077 Operating expenses (1,010) (1,210) (1,241) (1,224) (1,066) FX adjustment (940) (201) 236 247 — $ 26,986 $ 27,603 $ 27,673 $ 28,218 $ 28,011 Cash NOI: Non-cash adjustments to NOI (338) (1,139) (1,093) (1,012) (867) FX adjustment 100 20 (24) (25) — $ 26,748 $ 26,484 $ 26,556 $ 27,181 $ 27,144 Year-Over-Year Three-Month SPP Growth 1.5% (1) Includes five domestic post-acute/skilled properties.

Unconsolidated Joint Ventures

As of and for the quarter ended June 30, 2017, dollars and square feet in thousands

	Total	SHOP CCRC	SHOP Non-CCRC	Life Science	Medical Office	Other
HCP's ownership percentage		49%	40% - 85%	50% - 63%	20% - 67%	80%
Joint ventures' Investment	$ 2,726,979	$ 1,430,155	$ 1,114,723	$ 155,999	$ 14,664	$ 11,438
Joint ventures' mortgage debt	1,345,467	630,167	711,256	—	—	4,044
HCP's net equity investment(1)	358,422	223,789	63,799	64,795	4,619	1,420
Property Count	81	15	57	4	1	4
Capacity		7,245 Units	6,192 Units	278 Sq. Ft.	103 Sq. Ft.	420 Beds
Occupancy %		85.2	84.4	98.2	100.0	73.6
SELECTED FINANCIAL DATA						
Total revenues	$ 182,900	$ 100,079	$ 78,095	$ 3,464	$ 740	$ 522
Operating expenses	(143,999)	(82,907)	(60,071)	(780)	(217)	(24)
NOI	**$ 38,901**	**$ 17,172**	**$ 18,024**	**$ 2,684**	**$ 523**	**$ 498**
Depreciation and amortization	(34,323)	(23,663)	(9,638)	(753)	(182)	(87)
General and administrative expenses	(832)	—	(810)	(2)	(20)	—
Interest expense and other	(13,034)	(6,069)	(6,853)	—	—	(112)
Income from discontinued operations(2)	414	—	—	—	414	—
Net income (loss)	**$ (8,874)**	**$ (12,560)**	**$ 723**	**$ 1,929**	**$ 735**	**$ 299**
Depreciation and amortization	34,354	23,663	9,638	753	216	84
FFO	**$ 25,480**	**$ 11,103**	**$ 10,361**	**$ 2,682**	**$ 951**	**$ 383**
Non-refundable Entrance Fee sales, net(3)	9,618	9,618	—	—	—	—
Non-cash adjustments to NOI	(371)	(512)	94	55	(8)	—
Non-cash adjustments to net income	(186)	(378)	206	—	(14)	—
Leasing costs and tenant and capital improvements	(5,031)	(3,499)	(1,420)	(16)	(96)	—
FAD	**$ 29,510**	**$ 16,332**	**$ 9,241**	**$ 2,721**	**$ 833**	**$ 383**
HCP'S SHARE OF UNCONSOLIDATED JVs						
Mortgage debt(4)	$ 166,393	$ 100,646	$ 65,747	$ —	$ —	$ —
NOI	18,204	8,414	7,467	1,575	350	398
Cash NOI	22,742	12,876	7,516	1,607	345	398
Net income (loss)(4)	240	(3,459)	2,394	762	304	239
FFO(4)	16,554	7,707	6,534	1,574	431	308
FAD(4)	18,636	10,270	6,076	1,598	384	308

(1) Excludes $450 million related to debt funded by HCP, assets held for sale and land held for development.

(2) Includes operating activity for two assets held for sale as of June 30, 2017.

(3) Includes $16.3 million related to non-refundable entrance fees (net of reserve for early terminations) included in FAD as the fees are collected by our CCRC JV, partially offset by $6.7 million related to non-refundable entrance fee amortization recognized on an FFO basis over the estimated stay of the residents. See Entrance Fees in Glossary.

(4) HCP's pro rata share excludes activity related to debt funded by HCP.

47

2017 Guidance

Projected full year 2017, dollars in millions, except per share amounts and net dispositions

	Full Year 2017 Guidance (August 1, 2017)	Full Year 2017 Prior Guidance (May 2, 2017)
Net income, FFO and FFO as Adjusted per Share Guidance		
Diluted earnings per common share	$1.18 - $1.24	$1.43 - $1.49
Diluted FFO per common share	$1.73 - $1.79	$1.99 - $2.05
Diluted FFO as adjusted per common share	$1.89 - $1.95	$1.89 - $1.95
Annualized dividend per share	$1.48	$1.48
Year-Over-Year SPP Cash NOI Guidance		
Senior housing triple-net	5.0% - 6.0%	3.9% - 4.9%
SHOP	(3.0%) - 0.0%	2.0% - 3.0%
Life science	3.5% - 4.5%	2.5% - 3.5%
Medical office	2.5% - 3.5%	2.0% - 3.0%
Other	0.8% - 1.8%	0.8% - 1.8%
Total Portfolio	**2.5% - 3.5%**	**2.5% - 3.5%**
Year-Over-Year SPP NOI Guidance	1.2% - 2.2%	1.2% - 2.2%
Other Supplemental Information - Cash Addition (Reduction)		
Amortization of deferred compensation	$15 - $17	$16 - $18
Amortization of deferred financing costs	$14 - $16	$14 - $16
Straight-line rents	($13) - ($17)	($12) - ($16)
Other depreciation and amortization	($9) - ($11)	($9) - ($11)
Leasing costs and tenant and capital improvements	($108) - ($115)	($108) - ($115)
CCRC Entrance Fees, net	$18 - $23	$18 - $23
Deferred income taxes	($13) - ($17)	($13) - ($17)
Other adjustments	$4 - $6	$4 - $6
Capital Expenditures		
1st generation tenant improvements / ICE	$43 - $48	$43 - $48
Revenue enhancing	$69 - $79	$69 - $79
Development and Redevelopment	$345 - $400	$345 - $400
Other Items		
General and administrative	$83 - $87	$83 - $87
Interest expense	$300 - $310	$310 - $320
Net dispositions[1]	$2.1B - $2.6B @ 8.0%	$1.7B - $2.2B @ 7.8%

(1) Includes $1.125 billion related to 64 Brookdale properties that sold March 2017; $480 million related to the sale of a 40% interest in and refinancing of the RIDEA II JV that occurred in January 2017; $367 million related to HC-One debt repayment; and $197 million from the Tandem loan repayment which is expected to be reinvested in real estate. The remaining proceeds were used to pay down debt.

48

49 Glossary Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Affordability (in years) Affordability represents the number of years an individual can support the cost of residing in a senior housing facility. Affordability is calculated using the median net worth for individuals ages 75 and older, divided by the annualized revenue per occupied room (REVPOR), less the median income for individuals ages 75 and older. Markets with median income in excess of REVPOR reflect an Affordability metric of greater than (>) 15 years. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent includes the Company’s share of unconsolidated JVs calculated on the same basis and excludes properties in the Company’s SHOP and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service for the trailing 12 months and one quarter in arrears from the date reported. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities.

50 Glossary Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding FFO and FFO as adjusted. HCP’s Share of Unconsolidated JVs HCP’s pro rata share information is prepared on a basis consistent with the comparable consolidated amounts by applying our actual ownership percentage for the period, and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. Healthcare Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.

51 Glossary Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “NOI” and “Cash NOI” definitions included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing triple-net facilities, post- acute/skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For properties in the Company’s SHOP, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SPP) available weighted to reflect HCP’s share. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Penetration Rate Reflects the number of available senior housing units by majority type as a percentage of households with seniors age 75 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. Redevelopment Properties that require significant capital expenditures to achieve stabilization, change the use or reposition the properties. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Rental and Operating Revenue Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The three-month average revenue per occupied room for the most recent calendar quarter available weighted to reflect HCP’s share. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company’s pro rata share. REVPOR excludes newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its portfolio of properties. The Company includes properties from its consolidated portfolio, as well as HCP’s Share of Unconsolidated JVs in its SPP NOI and Cash NOI. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in our SPP. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. A property is removed from our SPP when it is classified as held for sale, sold, placed into redevelopment or changes its reporting structure. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

52 Glossary Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Debt* Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Rental and Operating Revenue* Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Total rental and operating revenue includes the Company’s pro rata share from unconsolidated JVs. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.hcpi.com/financial-reconciliation.

53 Debt Ratios Adjusted EBITDA and AdjustedFixed Charge Coverage Dollars in thousands Three Months Ended June 30, 2017 Net income $ 22,101 Interest expense 77,788 Income tax benefit (2,987) Depreciation and amortization of real estate and in-place lease intangibles 130,751 Equity income from unconsolidated JVs (240) HCP’s share of unconsolidated JV EBITDA 18,615 Other JV adjustments (314) EBITDA $ 245,714 Transaction-related items 840 Impairment 56,682 Gain on sales of real estate, net (412) Litigation provision 3,366 Foreign currency remeasurement gain (768) Adjusted EBITDA $ 305,422 ADJUSTED FIXED CHARGES Interest expense $ 77,788 HCP’s share of unconsolidated JV interest expense 1,700 Capitalized interest 4,538 Fixed Charges $ 84,026 ADJUSTED FIXED CHARGE COVERAGE 3.6x

54 As of and for the quarter ended June 30, 2017, dollars in thousands TOTAL DEBT AND NET DEBT June 30, 2017 Bank line of credit(1) $ 136,311 Term loans(2) 218,832 Senior unsecured notes 6,889,045 Mortgage debt 146,337 Other debt 94,801 Consolidated Debt $ 7,485,326 HCP's share of unconsolidated JV mortgage debt 166,393 HCP's share of unconsolidated JV other debt 183,317 Total Debt $ 7,835,036 Cash and cash equivalents (391,965) HCP's share of unconsolidated JV cash and cash equivalents (32,910) Net Debt $ 7,410,161 (1) Represents £105 million translated into U.S. dollars. (2) Represents £169 million translated into U.S. dollars. (3) Represents the current quarter Adjusted EBITDA multiplied by a factor of four. Debt Ratios FINANCIAL LEVERAGE Total Debt $ 7,835,036 Total Gross Assets 17,939,763 Financial Leverage 43.7% SECURED DEBT RATIO Mortgage debt $ 146,337 HCP's share of unconsolidated JV mortgage debt 166,393 Secured Debt $ 312,730 Total Gross Assets 17,939,763 Secured Debt Ratio 1.7% NET DEBT TO ADJUSTED EBITDA Net Debt $ 7,410,161 Annualized Adjusted EBITDA(3) 1,221,688 Net Debt to Adjusted EBITDA 6.1x

55 COMPANY Information BOARD OF DIRECTORS MICHAEL D. MCKEE Executive Chairman, HCP, Inc. THOMAS M. HERZOG President and Chief Executive Officer, HCP, Inc. DAVID B. HENRY Lead Independent Director, HCP, Inc. Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation BRIAN G. CARTWRIGHT Senior Advisor, Patomak Global Partners, LLC Former General Counsel, SEC EXECUTIVE MANAGMENT MICHAEL D. MCKEE Executive Chairman THOMAS M. HERZOG President and Chief Executive Officer PETER A. SCOTT Executive Vice President Chief Financial Officer TROY E. MCHENRY Executive Vice President, General Counsel and Corporate Secretary CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG JAMES P. HOFFMANN Former Partner and Senior Vice President, Wellington Management Company PETER L. RHEIN Partner, Sarlot & Rhein JOSEPH P. SULLIVAN Chairman Emeritus, Board of Advisors, RAND Health; Former Chief Executive Officer American Health Properties, Inc. JONATHAN M. BERGSCHNEIDER Senior Managing Director Life Science Properties THOMAS M. KLARITCH Senior Managing Director Medical Office Properties KENDALL K. YOUNG Senior Managing Director Senior Housing Properties SCOTT A. ANDERSON Executive Vice President and Chief Accounting Officer

56 Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) the Company’s pending or contemplated acquisitions, dispositions and development projects, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, and total investment, (ii) future new supply and demographics, (iii) the Company’s 2017 guidance, and (iv) target metrics, including but not limited to Net Debt to Adjusted EBITDA and Financial Leverage. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors -- many of which are out of the Company’s and its management’s control and difficult to forecast -- that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, with its concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in senior housing, life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of legislation, executive orders and other legal requirements, Continued 833 Chestnut Philadelphia, PA

57 including the Affordable Care Act and licensure, certification and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. You should not place undue reliance on any forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. Forward-Looking Statements & Risk Factors (continued) Plano III MOB Plano, TX

58 CORPORATE HEADQUARTERS 1920 MAIN STREET, SUITE 1200 IRVINE, CA 92614 (949) 407-0700 SAN FRANCISCO OFFICE 950 TOWER LANE, SUITE 1650 FOSTER CITY, CA 94404 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 200 FRANKLIN, TN 37067